UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Ingersoll-Rand Company Limited

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Ingersoll-Rand Company Limited	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	US Mailing Address: 200 Chestnut Ridge Road Woodcliff Lake, NJ 07677 (201) 573-0123

NOTICE OF 2004 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Annual General Meeting of Shareholders of Ingersoll-Rand Company Limited will be held on Wednesday, June 2, 2004, at 11:00 a.m., local time, at the offices of Ingersoll-Rand Company, located at 800 Beaty Street, Davidson, North Carolina, for the following purposes:

1.	To elect three directors of the Second Class to hold office for three years.

2.	To adopt the Amended and Restated Incentive Stock Plan of 1998.

3.	To approve Amended and Restated Bye-laws of the Company.

4.	To approve the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for 2004 and authorize the Board of Directors to fix the auditors’ remuneration.

5.	To act on three shareholder proposals if presented at the meeting.

6.	To conduct such other business properly brought before the meeting.

Only shareholders of record at the close of business on April 2, 2004 are entitled to notice of and to vote at the Annual General Meeting.

Directions to the meeting can be found on the inside back cover of the attached proxy statement.

By Order of the Board of Directors

R.G. HELLER

Vice President–Corporate Governance and Secretary

Dated: April 15, 2004

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please provide your proxy by either calling the toll-free telephone number, using the Internet, or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

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Ingersoll-Rand Company Limited	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	US Mailing Address: 200 Chestnut Ridge Road Woodcliff Lake, NJ 07677 (201) 573-0123

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General Information

The IR Board of Directors is soliciting proxies to be used at the June 2, 2004 Annual General Meeting of Shareholders. You are invited to attend the Annual General Meeting and vote your shares directly. Even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. This proxy statement and the accompanying proxy card are being distributed beginning on or about April 15, 2004.

In this proxy statement, “IR”, the “Company”, “we”, “us” and “our” refer to Ingersoll-Rand Company Limited or, for any information prior to January 1, 2002, to Ingersoll-Rand Company, a New Jersey corporation which, as of that date, became the primary U.S. subsidiary of Ingersoll-Rand Company Limited.

Our principal executive offices are located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The telephone number there is (441) 295-2838. The executive offices of our principal United States subsidiary are located at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. The telephone number there is (201) 573-0123.

Annual General Meeting Admission

Either an admission ticket or proof of ownership of Class A common shares, as well as a form of personal identification, must be presented in order to be admitted to the Annual General Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If you plan to attend the Annual General Meeting, please vote your proxy, but keep the admission ticket and bring it to the Annual General Meeting together with a form of personal identification.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual General Meeting, you must present proof of your ownership of Class A common shares, such as a bank or brokerage account statement, together with a form of personal identification to be admitted to the Annual General Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Class A common shares, to:

Secretary Ingersoll-Rand Company Limited 200 Chestnut Ridge Road Woodcliff Lake, New Jersey 07677

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual General Meeting.

Who Can Vote

Shareholders of record of our Class A common shares at the close of business on April 2, 2004 may vote at the Annual General Meeting.

On April 2, 2004, 172,558,004 Class A common shares were outstanding. Each shareholder has one vote for each Class A common share owned of record at the close of business on the record date.

How You Can Vote

Shareholders of record can give a proxy to be voted at the meeting in any one of the following ways:

•	over the telephone by calling the toll-free number identified on the attached proxy card;

•	over the Internet; or

•	by completing, signing and returning the enclosed proxy card.

Shareholders who hold their shares through a broker (in “street name”) must vote their shares in the manner prescribed by their brokers.

The telephone and Internet voting procedures have been set up for your convenience. These procedures are designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions contained on the enclosed proxy card. If you wish to vote using the enclosed proxy card, please sign and return your signed proxy to us before the annual general meeting, and we will vote your shares as you direct.

Whether you vote by telephone, over the Internet or by mail, you can specify whether your shares should be voted for all, some or none of the nominees for director (Item 1 on the proxy card). You can also specify whether you approve, disapprove or abstain from the other proposals presented at the meeting.

If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them “FOR” the election of all nominees for director as set forth under Item 1, “FOR” Items 2, 3 and 4, and “AGAINST” Items 5, 6 and 7.

How to Vote under Our Employee Plans

If you participate in the Ingersoll-Rand Company Employee Savings Plan, the IR/Clark Leveraged Employee Stock Ownership Plan, the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees, or the Dresser-Rand Company Retirement Savings Plan, then you may be receiving these materials because of shares held for you in those plans. In that case, you may use the enclosed proxy card to instruct the plan trustees of those plans how to vote your shares, or give those instructions over the telephone or the Internet. They will vote the shares in accordance with your instructions and the terms of the plan.

If you do not provide voting instructions for shares held for you in any of these plans, they will vote these shares in the same ratio as the shares for which voting instructions are provided.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised in any of following ways:

•	by notifying IR’s Secretary in writing;

•	by submitting another proxy by telephone, via the Internet or by mail that is received later and, if by mail, that is properly signed; or

•	by voting in person at the meeting.

You may not revoke a proxy merely by attending the meeting. To revoke a proxy, you must take one of the actions described above.

Quorum and Required Votes

The presence, in person or by proxy, of the holders of a majority of all outstanding Class A common shares is necessary to constitute a quorum.

In voting for the election of directors, shareholders have cumulative voting rights. Accordingly, you may cumulate your voting power and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of your votes, or distribute your votes on the same principle among two or more candidates, as you see fit. The enclosed proxy grants discretionary authority for the exercise of such cumulative voting rights. The cumulative voting feature applicable to the election of directors is only available by voting the proxy card. It is not available if you vote by telephone or over the Internet. In the election of directors, persons receiving the highest number of “FOR” votes will be elected.

The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote, and voting on the matter presented, is required to approve each proposal other than the election of directors.

Abstentions are counted as “shares present” at the meeting for the purposes of determining whether a quorum exists. However, since abstentions are not votes in favor of or against any matter, they will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker nonvotes”) are also considered “shares present,” but also will not affect the outcome of any vote.

Solicitation

We have hired Georgeson Shareholder Communications Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $12,500, plus out-of-pocket expenses. Proxies will be solicited on behalf of the Board of Directors by mail, in person and by telephone. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold shares.

Audited Financial Statements

Under our Bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, we will present at the annual general meeting audited consolidated financial statements for the fiscal year 2003. Copies of the financial statements are contained in our 2003 Annual Report to Shareholders, which is being mailed to shareholders together with this proxy statement.

Other Matters to be Acted Upon

We do not know of any matters to be presented or acted upon at the meeting other than the items described in this proxy statement. Under our Bye-laws, shareholders may only bring business before an annual general meeting if it is submitted to our Secretary in a timely manner. (The deadline for timely proposals for future meetings is discussed under “Shareholder Proposals and Nominations” on page 36 of this proxy statement.) If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 2, 2004, the beneficial ownership of our Class A common shares by (i) each director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group:

Name	Class A Common Shares(a)	ESP and LESOP Shares(b)	Exercisable Options(c)	Deferred Share Units(d)
A. C. Berzin	2,000	—	4,500	4,544
G. W. Buckley	—	—	2,250	1,237
P. C. Godsoe	3,000	—	11,250	9,713
H. L. Henkel	3,000	2,445	811,665	204,951
C. J. Horner	845	—	4,500	9,804
H. W. Lichtenberger	3,500	—	20,250	16,248
T. E. Martin	762	—	15,750	13,923
T. R. McLevish	—	354	49,999	17,860
P. Nachtigal	32,021	45	183,333	29,919
D. H. Rice	—	181	110,725	59,072
O. R. Smith	1,500	—	20,250	18,463
R. P. Smith	3,902	567	47,167	22,593
R. J. Swift	750	—	15,000	13,945
J. E. Turpin	3,642	1,393	101,666	24,404
C. P. Vasiloff	9,620	10,004	105,000	2,985
T. L. White	750	—	15,750	13,518
All directors and executive officers as a group (19 persons)(e)	65,292	15,835	1,577,240	470,750

(a)	Unless otherwise indicated, all shares are held directly. No director or executive officer of the Company owns as much as 1% of the outstanding Class A common shares.
(b)	Represents shares held by the trustee under the IR/Clark Leveraged Employee Stock Ownership Plan (“LESOP”) and the Ingersoll-Rand Company Employee Plan (“ESP”) for the benefit of executive officers.
(c)	Represents shares as to which directors and executive officers had exercisable options under the Company’s Incentive Stock Plans.
(d)	In the case of non-employee directors these amounts represent shares earned and vested under the Director Deferral Plan (referred to below under the heading “Compensation of Directors”). In the case of executive officers these amounts represent (i) shares earned and vested under the IR Executive Deferred Compensation Plan (the “Executive Deferral Plan”), and (ii) shares in respect of vested stock awards deferred at the election of the executives.
(e)	The Class A common shares beneficially owned by all directors and executive officers as a group (including shares issuable under exercisable options) aggregated approximately 1% of the total outstanding Class A common shares.

The following table sets forth each shareholder which, as of April 2, 2004, is known by us to be the beneficial owner of more than five percent of the outstanding Class A common shares of the Company:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR Corp 82 Devonshire Street Boston, Massachusetts 02109	20,674,544	(a)	11.98%

(a)	FMR Corp. (including its affiliates) has sole investment power as to all of such shares. In addition, as to 1,697,564 shares, FMR Corp. (including its affiliates) has sole voting power.

CORPORATE GOVERNANCE

Pursuant to our Bye-laws, the Company’s business is managed by the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Corporate Governance Principles

Our Corporate Governance Principles, together with the charters of the various Board committees, provide a framework for the corporate governance of the Company. The following is a summary of our Corporate Governance Principles. You can find a copy of our Corporate Governance Principles attached to this proxy statement as Appendix A. In addition, our Corporate Governance Principles, as well as the charters of our Board committees, are available on our website at http://www.irco.com under the heading “Investor Relations.”

Our Corporate Governance Principles, together with our Board committee charters, outline the responsibilities, composition and operation of our Board of Directors. Among the core responsibilities of the Board of Directors are: to oversee the management and governance of the Company; to select, monitor and evaluate senior management; to assure that management succession planning is ongoing; to review the Company’s financial controls and reporting systems; and to review the Company’s ethical standards and compliance procedures.

The Board of Directors has determined that all of our directors, except Herbert Henkel and Patricia Nachtigal, who are employees of the Company, are independent under the standards set forth in Exhibit I to our Corporate Governance Principles. It is the policy of the Board that directors’ fees be the sole compensation received from the Company by any non-employee director. All directors must advise the Chairman of the Board and the Chair of the Corporate Governance and Nominating Committee if they are being considered for membership on the board of another public company. The Chief Executive Officer and other members of senior management of the Company must receive approval of the Board before accepting a public company board membership.

Our Corporate Governance Principles require that all members of the committees of the Board must be independent directors. Committee memberships and chairs are rotated periodically. The Board and each of its committees have the authority to engage independent legal, financial or other advisers as they may deem necessary.

Our Corporate Governance Principles provide for executive sessions of the independent members of the Board of Directors, without management present, to consider such matters as the independent directors deem appropriate. Such executive sessions are held no less than twice each year. Our Lead Director (a) presides at all meetings of the directors at which the Chairman is not present, including executive sessions of the independent directors; (b) serves as a liaison between the Chairman and the independent directors; (c) approves the information sent to the directors; (d) with input from the other independent directors, approves Board meeting agendas and Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; (e) has the authority to call meetings of the independent directors; and (f) is available for direct communication from major shareholders. The Lead Director is appointed annually by the Board from among the directors who are not Board committee chairs. Our current Lead Director is Ann Berzin.

The Corporate Governance and Nominating Committee assists the Board in evaluating its performance and the performance of the Board committees. Each committee also conducts an annual self-evaluation. The effectiveness of individual directors is considered each time a director stands for renomination. The directors have full access to management and corporate staff and are provided with an orientation program for new directors and continuing education for all directors.

Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual general meeting of shareholders to serve for a three-year term. In addition, directors elected by the Board of Directors to fill vacancies caused by the resignation, retirement or death of a director or the creation of a new directorship stand for election at the next annual general meeting.

The Board of Directors held six meetings during 2003. Each incumbent director attended 75% or more of the total number of meetings of the Board and the committees on which he or she served.

The Company expects all Board members to attend the annual general meeting of shareholders, but from time to time other commitments prevent all directors from attending each meeting. All directors attended the most recent annual general meeting of shareholders, which was held on May 29, 2003.

Shareholder Communications with Directors

Shareholders and other interested parties may send communications to Board members (including our Lead Director) by either sending a communication to the Board and/or a particular Board member, in care of the Secretary of the Company, or by e-mail at irboard@irco.com. Depending upon the nature of the communication and to whom it is directed, the Secretary will (a) forward the communication to the appropriate director or directors, (b) forward the communication to a department within the Company or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership related matter).

Code of Conduct

As provided in our Corporate Governance Principles, we have adopted a worldwide Code of Conduct, applicable to all employees, directors and officers, including our Chief Executive Officer, our Chief Financial Officer and our Controller. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Conduct is available at our website located at http://www.irco.com under the headings “Investor Relations—Corporate Governance”. We may post amendments to, or waivers of the provisions of, the Code of Conduct, if any, made with respect to any of our directors and executive officers on that website.

ITEM 1.    ELECTION OF DIRECTORS

Nominees for Election for a Three-Year Term Expiring in 2007

Peter C. Godsoe—age 65, director since 1998

•	Chairman of the Board and Chief Executive Officer of The Bank of Nova Scotia from 1995 until retirement in 2004.

•	Deputy Chairman of the Board, President and Chief Executive Officer of the Bank of Nova Scotia from 1993 to 1995.

•	Director of:

•	Barrick Gold Corporation

•	Fairmont Hotels & Resorts Inc.

•	Empire Company Limited

•	Lanmin plc

•	Rogers Communications Inc.

•	Temit plc

•	Other Activities:

•	Director of:

•	Atlantic Institute for Market Studies

•	Mount Sinai Hospital

•	Permanent Member of Chancellor’s Council—Victoria University.

Constance J. Horner—age 62, director since 1994

•	Guest Scholar at the Brookings Institution since 1993.

•	Commissioner of U.S. Commission on Civil Rights from 1993 to 1998.

•	Assistant to the President and Director of Presidential Personnel from 1991 to 1993.

•	Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991.

•	Director of:

•	Pfizer Inc.

•	Prudential Financial, Inc.

•	Other Activities:

•	Director, National Association of Corporate Directors

•	Trustee, Annie E. Casey Foundation

•	Trustee, The Prudential Foundation

Orin R. Smith—age 68, director since 1995

•	Chairman and Chief Executive Officer of Engelhard Corporation (provider of specialty chemical products, engineered materials and industrial commodities management services for various industries) from 1995 until retirement in 2000.

•	President and Chief Executive Officer of Engelhard Corporation from 1984 to 1995.

•	Director of:

•	Applera Corporation

•	Vulcan Materials Company

•	Other Activities:

•	Trustee of:

•	Canterbury College

•	Duxbury Baymaritime School

Each director of the Second Class (i.e., Peter C. Godsoe, Constance J. Horner and Orin R. Smith) is a nominee for a three-year term expiring in 2007. Other directors are not up for election this year and will continue in office for the remainder of their terms.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

Directors Continuing in Office Until 2006

George W. Buckley—age 57, director since 2002

•	Chairman and Chief Executive Officer of Brunswick Corporation since 2000

•	President and Chief Operating Officer (May—June 2000), Executive Vice President (February—May 2000) and Senior Vice President (1998—2000) of Brunswick Corporation

•	Director of:

•	Tyco International Ltd.

Theodore E. Martin—age 64, director since 1996

•	President and Chief Executive Officer of Barnes Group Inc. (manufacturer and distributor of precision springs and custom metal parts) from 1995 until retirement in 1998.

•	Director of:

•	Applera Corporation

•	C. R. Bard, Inc.

•	Strong Tool Company

•	Unisys Corporation

•	Other Activities:

•	Director, Edna McConnell Clark Foundation

•	Trustee (emeritus) of Syracuse University

Patricia Nachtigal—age 57, director since 2002

•	Senior Vice President and General Counsel of the Company since 2000.

•	Vice President and General Counsel of the Company from 1991 to 2000.

•	Other Activities: Chair, Board of Trustees of Rutgers, the State University of New Jersey.

Richard J. Swift—age 59, director since 1995

•	Chairman of Financial Accounting Standards Advisory Council since January 2002.

•	Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (provider of design, engineering, construction, manufacturing, management and environmental services) from 1994 until 2001.

•	Director of:

•	Hubbell Incorporated

•	Kamon Corporation

•	Public Service Enterprise Group

Directors Continuing in Office Until 2005

Ann C. Berzin—age 52, director since 2001

•	Private investor.

•	Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (insurer of municipal bonds and structured finance obligations), a subsidiary of General Electric Capital Corporation from 1992 to 2001.

•	Director of First Central Life Insurance Company of New York, a subsidiary of HSBC Holdings plc.

•	Other Activities: Director of ArtsConnection

Herbert L. Henkel—age 55, director since 1999

•	Chairman of the Board (since May 2000) and President and Chief Executive Officer (since October 1999) of the Company.

•	President and Chief Operating Officer of the Company from April 1999 to October 1999.

•	Chief Operating Officer of Textron Inc. (a multi-industry company with operations in aircraft, automotive, industrial and finance) from 1998 to March 1999.

•	Vice President of Textron Inc. responsible for Textron Industrial Products Segment from 1993 to 1998.

•	Director of:

•	AT&T Corp.

•	C. R. Bard, Inc.

•	Pitney Bowes, Inc.

H. William Lichtenberger—age 68, director since 1995

•	Chairman and Chief Executive Officer of Praxair, Inc. (an industrial gases company) from 1992 until retirement in 2000.

•	Director of:

•	Arch Chemicals, Inc.

•	Noveon, Inc.

Tony L. White—age 57, director since 1997

•	Chairman, President and Chief Executive Officer of Applera Corporation (a developer, manufacturer and marketer of life science systems and genomic information products) since 1995.

•	Executive Vice President of Baxter International Inc. from 1993 to 1995.

•	Director of:

•	AT&T Corporation

•	C.R. Bard, Inc.

Committees of the Board

Audit Committee

Members:    Richard J. Swift (Chair)

Ann C. Berzin

George W. Buckley

Peter C. Godsoe

H. William Lichtenberger

Number of Meetings in 2003: 7

Key Functions:

•	Review annual audited and quarterly financial statements, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” with management and the independent auditors.

•	Obtain and review periodic reports, at least annually, from management assessing the effectiveness of the Company’s internal controls and procedures for financial reporting.

•	Recommend the public accounting firm to be proposed for appointment by the shareholders as our independent auditors and review the performance of the independent auditors.

•	Review the scope of the audit and the findings and approve the fees of the independent auditors.

•	Approve in advance permitted non-audit services to be performed by the independent auditors.

•	Satisfy itself as to the independence of the independent auditors and ensure receipt of their annual independence statement.

The Board of Directors has determined that each member of the Audit Committee is “independent” as defined in The New York Stock Exchange listing standards and that each member meets the qualifications of an “audit committee financial expert,” as that term is defined by rules of the Securities and Exchange Commission.

A copy of the charter of the Audit Committee is attached to this proxy statement as Appendix B.

Compensation Committee

Members:    Orin R. Smith (Chair)

Constance J. Horner

Theodore E. Martin

Tony L. White

Number of Meetings in 2003: 5

Key Functions:

•	Establish executive compensation policies.

•	Review and approve the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance against those goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation.

•	Approve compensation of officers and key employees.

•	Administer the Company’s equity compensation plans.

•	Review and recommend changes in principal employee benefit programs.

A copy of the charter of the Compensation Committee is attached to this proxy statement as Appendix C.

Corporate Governance and Nominating Committee

Members:    Constance J. Horner (Chair)

Theodore E. Martin

Orin R. Smith

Tony L. White

Number of Meetings in 2003: 6

Key Functions:

•	Identify individuals qualified to become directors and recommend the candidates for all directorships.

•	Recommend individuals for election as officers.

•	Review the Company’s Corporate Governance Principles and make recommendations for changes.

•	Consider questions of independence and possible conflicts of interest of directors and executive officers.

•	Take a leadership role in shaping the corporate governance of the Company.

A copy of the charter of the Corporate Governance and Nominating Committee is attached to this proxy statement as Appendix D.

Finance Committee

Members:    H. William Lichtenberger (Chair)

Ann C. Berzin

George W. Buckley

Peter C. Godsoe

Richard J. Swift

Number of Meetings in 2003: 4

Key Functions:

•	Approve the appointment and review the performance of investment managers under employee benefit plans.

•	Review proposed borrowings and issuances of securities.

•	Recommend to the Board the dividends to be paid on our common shares.

•	Review cash management policies.

A copy of the charter of the Finance Committee is attached to this proxy statement as Appendix E.

Compensation of Directors

Our compensation program for directors was changed during 2003. Under the new program directors who are not our employees receive an annual cash retainer of $50,000 and $1,500 for attendance at each board or committee meeting, except that committee chairs receive $3,000 per committee meeting. In addition, each non-employee director is credited annually with units representing $60,000 in fair market value of Class A common shares. The units are credited to an account maintained for each non-employee director (a “Deferred Compensation Account”) under our Directors Deferred Compensation and Stock Award Plan (the “Director Deferral Plan”).

Directors who are not employees may also defer all or a portion of the cash retainer and meeting fees to which they are entitled. If a director defers his or her fees and elects to have the deferred fees invested in Class A common share units we credit an additional 20% of the retainer and meeting fees that are deferred to the director’s Deferred Compensation Account. Each director is fully vested in amounts credited to the director’s Deferred Compensation Account, except that the additional 20% contributions in respect of deferred fees are not vested until five years after crediting or, if earlier, the cessation of the director’s service on the Board of Directors by reason of death or normal retirement (i.e., age 70). We have amended the Director Deferral Plan to provide that all distributions under that Plan are made in cash. Distributions of amounts invested in Class A common share units equal the then fair market value of a Class A common share multiplied by the number of units credited to the director’s Deferred Compensation Account.

Executive Compensation

Report of the Compensation Committee

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), which is composed solely of independent non-employee directors. A copy of the charter of the Compensation Committee is attached to this proxy statement as Appendix C.

Compensation Philosophy—Beliefs and Principles

The purpose of our compensation programs is to enable the Company to attract, retain, deploy and focus the energies of people who are capable of meeting the current and future goals of the enterprise, most notably, the creation of shareholder value.

Four design principles govern all compensation programs:

1. Principle of general program competitiveness:

Total compensation opportunities within the Company must serve to attract and retain top performers. All of IR’s executive compensation programs are based on market data to ensure their basic competitiveness. We establish our program target award levels at the median (50th percentile) of the markets in which we operate; we explicitly do not set our target award levels above the median to achieve a competitive advantage independent of performance, as this would tend to inappropriately accelerate markets over time.

2. Principle of pay for performance:

At the executive level, a large percentage of the executive’s total compensation opportunity is contingent on, and variable with, performance. Performance is measured on business unit and enterprise financial performance against plan, and on the executive’s ability to support enterprise objectives, develop and carry out strategic initiatives, contribute to both the dramatic growth and operational excellence of the Company, and demonstrate collaboration in the pursuit of a one-company culture. The only way total compensation can exceed the market median is if performance exceeds the target, such as it has this past year (performance year 2003). In 2003, the Company exceeded its earnings per share target by 6.0%, its free cash flow target by 26.8%, and its return on investment capital target by 8.2%. Thus, variable compensation awards for 2003 performance reflect above target pay levels. Conversely, if performance falls short of the target, compensation falls below the median. For example, in 2001, when we achieved some of our goals, e.g., $500,000,000 of cash flow, but fell short of others, e.g., earnings per share, our Annual Incentive Matrix (“AIM”) program and our Stock Option program paid at only 65% of target and our Performance Share Program paid nothing for most participants (2 of the 40 participants got below-target awards based on the performance of their respective business units; the other participants received nothing).

3. Principle of internal equity:

An employee’s total compensation is proportionate with work contributions, which is a function of each individual’s role, capabilities and performance and the collective performance of the business unit in which the individual works.

4. Principle of alignment with various business strategies:

Although we have a Company-wide philosophy regarding the design of our compensation programs, we also understand the need to align the different performance metrics of our individual business units with our over-arching philosophy of appropriate competitiveness and pay for performance. Thus, it is not only possible but also desirable for certain sector or business unit leaders to earn substantial awards in years when their units outperform the enterprise as a whole.

Compensation Policies Applicable to Executive Officers

The Compensation Committee’s executive officer compensation policies are based on the belief that the interests of the Company’s executive officers should be aligned with those of the Company’s shareholders. The policies relate compensation to both short-term (annual) and long-term (multi-year) financial performance of the Company, as well as to long-term shareholder investment returns. Executive officer compensation policies provide that executive compensation be both contingent and variable based upon Company financial and operational performance.

The Mix of Total Direct Compensation

The IR Executive Compensation Structure is comprised of four key programs: the Salary Program, the AIM Program, the Stock Option Program and the Performance Share Program, which collectively represent the total direct compensation opportunity for executives (excluding benefits).

The chart below shows the relative proportion of each program, by executive category:

			Variable Pay Programs
			Compensation Components That Are Explicitly Contingent On And Variable With Performance
	# In Category	Base Salary Program	AIM Program	Stock Option Program	Performance Share Program	Total Variable Pay Opportunity @ Target	Total Direct Compensation
Chairman, President, CEO	1	15%	17%	40%	28%	85%	100%
Senior Vice Presidents	8	25%	19%	43%	13%	75%	100%
Other Officers & Senior Leaders	34	32%	21%	35%	12%	68%	100%
Total Group	43	24%	19%	39%	18%	76%	100%

This chart demonstrates the degree to which IR’s executive compensation programs are tied to some combination of financial, operational and stock price performance, and are, therefore, aligned with the creation of shareholder value. On average 57% of Total Direct Compensation depends on common share price. On average 76% of Total Direct Compensation is a function of performance.

In support of the compensation philosophy, the objectives which guide compensation policy and program development are to (a) provide a total compensation package that will attract, motivate and retain as senior management exceptionally talented individuals who are essential for building shareholder value on a long-term basis, (b) establish annual incentives for members of senior management that are directly tied to the overall financial performance of the Company and to their respective individual performances and (c) create long-term incentives to focus executives on managing from the viewpoint of an owner with an equity stake in the business, thereby aligning executive compensation with the returns realized by the Company’s shareholders. While many compensation determinations are based upon objective criteria, certain of such determinations include subjective elements.

The objectives described above are generally accomplished through a mix of compensation components, targeted degrees of competitiveness and direct linkages to Company financial performance. The value of the variable compensation components (annual cash incentive payments plus stock options and equity-based awards) is directly linked to the financial performance of the Company and to the value of the Company’s Class A common shares. Thus, alignment of the interests of the shareholders and of the executives is achieved.

The Compensation Committee periodically reviews and evaluates its executive officer compensation practices against the practices and pay levels of other similar companies. These comparisons are conducted continuously throughout the year through a variety of methods such as direct analysis of peer company proxy statements, compilation of survey data published by several independent consulting firms, and customized compensation surveys performed by independent consulting firms. The companies included in these compensation surveys are not necessarily the same as those comprising the Standard Poor’s Supercom Industrial Machinery Index referred to below under the caption “Performance Graph,” although some of the companies comprising such Index are included in the compensation surveys.

Salary increases normally are granted annually to executive officers by the Compensation Committee based upon individual performance, the Compensation Committee’s evaluation of general U.S. industry salary trends derived from surveys and various business publications and the salaries paid for comparable positions at the surveyed corporations referred to above. Weighing of these salary determination factors varies because each salary determination is based upon an individual’s particular circumstances.

Executive officers with direct responsibility for business unit operations may receive annual cash incentive awards under the terms of written performance agreements established early each year. The agreements for 2003 provided that a bonus equal to 60-70% of salary would be payable if their respective business units met certain pre-established sales, operating income, cash flow and return on invested capital targets, and an additional 30-35% of salary would be payable for substantially exceeding those targets. Conversely, if performance in one or more of those financial performance categories falls to 80% or lower, then no award is earned for that category. In addition, a discretionary bonus of up to 40% of salary would be payable based upon subjective criteria applicable to the respective operations managed by these executive officers.

Other executive officers, including those responsible for staff functions, may receive annual cash incentive awards based upon both the Company’s and their individual performance during each such year. Individual performance assessments are based on judgments about the achievement of pre-established objectives. In fixing such bonus awards, the Compensation Committee considers several financial metrics, including the Company’s earnings per share, cash flow, and return on invested capital performance compared to the annual plan and also the individual’s contribution to such performance. In addition, the general economic environment in which the Company operated during such year is taken into account as are the prevailing pay levels for similar positions in similar companies.

The Senior Executive Performance Plan (the “Performance Plan”) limits the cash incentive awards that may be granted to participants in the Performance Plan, who consist of the Chief Executive Officer plus the four other highest compensated executive officers (as determined under Securities Exchange Act regulations). Annual cash incentive awards to Performance Plan participants are limited to their respective allocated share of the Performance Plan’s pool for the year in question. The pool is established based on the profit after tax in excess of 6% Return on Equity (“ROE”). Thus, if the Company fails to generate profits in excess of 6% ROE, then the five most highly-compensated executive officers are not eligible for any cash award.

The Company’s executive officer compensation program provides that a substantial component of total executive officer compensation reflects the returns realized by shareholders and the degree to which performance targets are met. This aligns the long-term interests of the Company’s executive officers with those of the Company’s shareholders and is accomplished through the following long-term incentive programs:

•	Stock options under the Company’s Incentive Stock Plans generally have been granted annually at an exercise price equal to the fair market value of the Class A common shares of IR on the date of grant. Currently, options granted to executive officers generally become exercisable in three equal annual installments beginning one year from the date of grant and expire on the tenth anniversary of the grant.

•	The Performance Share Program provides annual awards based on a combination of the achievement of longer-term strategic initiatives and annual financial performance. Awards are based on target levels of common share equivalents assigned to each participant and are completely contingent on and variable with the collective performance of the program participants in relation to pre-established strategic initiatives and financial performance goals. Payments are made in cash (based on the value of the Class A common shares), unless previously deferred into the Executive Deferral Plan described below.

•	The IR Executive Deferred Compensation Plan (the “Executive Deferral Plan”) enables and encourages eligible executives to defer receipt of all or part of their annual cash incentive award and/or their performance share award in exchange for Class A common share equivalents or mutual fund investments. The Executive Deferral Plan is designed to increase stock ownership by executives. Certain participants who are subject to stock ownership requirements (see below) are eligible for a 20% supplemental amount on those deferrals invested in Class A common share equivalents. Vesting of the 20% supplemental amount is generally subject to the completion of five years of employment following the date of deferral. In certain years, such executives may also be given the option to elect to forego cash incentive payments in exchange for options to purchase our Class A common shares issued under the Company’s Incentive Stock Plan.

The number of stock options and Performance Share Program awards granted are based upon the position responsibility of each recipient, his or her individual performance, the Company’s performance, and the long-term incentive practices of the surveyed corporations referred to above. These factors are periodically reevaluated by the Compensation Committee. The Compensation Committee seeks to target compensation, comprised of salary, annual incentives and long-term incentives, for executive officers at approximately the median of the pay levels for equivalent positions as determined through the survey processes discussed above. This level of opportunity is earned only with commensurate achievement of business results. The Compensation Committee uses these guidelines in making its award grant determinations.

A formal share-ownership program has been established by the Company, which requires that the senior-most executives of the enterprise achieve and maintain sufficient ownership of IR common shares at or above a prescribed level. The guidelines are as follows:

	Share Ownership Target	Approximate Current Average Ownership
Chief Executive Officer	100,000 shares	237,300 shares
Senior Vice Presidents	25,000 shares	35,100 shares
Corporate Vice Presidents	7,500 shares	20,300 shares
Other Participants (approximately 30)	3,000 shares	4,400 shares

The program allows for the accumulation of shares (or equivalents) over a five-year period starting in February 2004, at the rate of 20% of the guideline target each year. Ownership credit is given for actual IR stock purchased by the executive, deferred cash awards that are invested in IR Class A common share units within the Executive Deferral Plan and IR Class A common shares accumulated in the Employee Savings Plan (“ESP”). Stock options themselves do not count towards meeting the share ownership target. If executives fall behind their scheduled accumulation level over the five years, their stock option exercises will be limited to “buy and hold” until the guideline schedule is achieved. Likewise, if executives fail to maintain their target level of ownership after the five-year accumulation period, their stock option exercise will be limited to “buy and hold” until the guideline schedule is achieved.

2003 Chief Executive Officer Compensation

Throughout calendar year 2003, Mr. Henkel’s annual salary was $1,100,000, which is consistent with the salary levels of the chief executive officers of peer group companies.

In addition, based upon Mr. Henkel’s contribution to the Company’s 2003 business results, the Compensation Committee approved cash incentive awards to Mr. Henkel as follows:

Annual Incentive Matrix	$1,900,000
Performance Share Program	4,505,550

Total Cash Incentive	$6,405,550

These awards are based on the following performance factors:

	2003 Plan	2003 Results	Approximate Amount Above Plan	Percent Above Plan
Earnings Per Share	$3.15	$3.34	$0.19	6.0%
Free Cash Flow	$400 million	$507 million	$107 million	26.8%
Return on Invested Capital	9.8%	10.6%	0.8 pts	8.2%
Achievement of Individual Objectives	100%	137.5%	37.5 pts	37.5%

2003 Compensation of Other Named Executive Officers

During 2003, in accordance with the policies stated above, the executive officers named in the Summary Compensation Table, other than Mr. Henkel, were granted salary increases averaging approximately 9.45%. Annual cash incentive awards to Messrs. McLevish, Smith, Vasiloff, Rice and Turpin were granted pursuant to performance agreements of the type described above. Based on the Company’s financial performance, and the contributions made by these executives, they were granted annual incentive awards averaging approximately 104.2% of year-end salary. All annual incentive awards were in accordance with the Performance Plan, which limits the payment of cash awards to the executive officers named in the Summary Compensation Table contingent on profit performance in excess of 6% ROE.

The named executive officers were also granted stock options in respect of the Company’s Class A common shares, as indicated in the Summary Compensation Table and under the caption “Stock Options”, in accordance with the practices referred to above.

Summary

The Compensation Committee believes the compensation program for the Company’s executive officers is competitive with the compensation programs provided to similarly situated officers in the surveyed corporations. The Compensation Committee believes the bonus payments made to the executive officers named in the Summary Compensation Table below in respect of the year 2003 are appropriate and commensurate with the Company’s 2003 financial and strategic performance and their respective individual achievements during the year. Based on information the Compensation Committee has been provided by consultants relative to the compensation practices of surveyed corporations, it believes the stock incentive compensation opportunities provided to these officers, in the form of stock options, are also appropriate and are awarded in a manner fully consistent with the Company’s strategy of basing a substantial component of total executive officer compensation on the total returns realized by the Company’s shareholders.

COMPENSATION COMMITTEE

Orin R. Smith (Chair)

Constance J. Horner

Theodore E. Martin

Tony L. White

Summary of Cash and Certain Other Compensation

The following table shows, for the years ended December 31, 2001, 2002 and 2003, the cash compensation we paid, as well as certain other compensation paid or accrued for those years, to the individuals named below:

Summary Compensation Table

Long-term Compensation
		Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)(b)	Other Annual Compensation ($)(c)		Restricted Stock Awards ($)(d)	Securities Underlying Options/SARs (#)		LTIP Payouts ($)(e)		All Other Compensation ($)(f)
H. L. Henkel Chairman of the Board, President & Chief Executive Officer	2003 2002 2001	1,100,000 1,100,000 1,000,000	6,405,550 2,410,550 760,000	— —		13,148 249,121 157,557	185,000 150,000 150,000		— — 1,113,500	(g)	138,000 82,900 85,583

T. R. McLevish Senior Vice President(h)	2003 2002	441,667 283,333	1,214,644 685,575	3,197 31,592		2,544 137,115	50,000 50,000		— —		73,436 72,327

D. H. Rice Senior Vice President	2003 2002 2001	380,000 358,333 333,333	904,285 488,380 154,100	— — —		192,034 106,381 8,573	32,000 20,000 49,059	(i)	— — 187,068	(g)	37,420 26,460 25,442

R. P. Smith Senior Vice President	2003 2002 2001	476,846 438,333 418,333	1,114,650 666,880 346,000	42,696 — —		2,372 2,205 70,285	42,000 42,500 42,000		— 66,978 178,160	(g) (g)	117,183 32,970 38,829

C. P. Vasiloff Senior Vice President	2003 2002 2001	378,334 341,667 264,750	934,255 471,820 232,600	— — —		29,146 14,656 5,140	30,000 30,000 20,000		— — 128,275		40,392 30,130 12,950

J. E. Turpin Senior Vice President(j)	2003 2002 2001	281,667 400,000 375,000	1,129,285 617,680 263,800	— — 75,000	(j)	3,448 124,611 52,990	40,000 35,000 60,000		— — 178,160		39,340 28,082 18,216

(a)	For 2002 and 2003 this column reflects both amounts earned as annual bonuses and amounts earned under the Performance Share Program. The Performance Share Program provides annual awards based on a combination of the achievement of longer-term strategic initiatives and annual financial performance. Payments are made in cash (based on the value of the Class A common shares), unless previously deferred into the Executive Deferral Plan described below. (See the “Report of the Compensation Committee.”) The amounts earned as bonuses and under the Performance Share Program for such years are as follows:

Name	2002		2003
	Bonus	Performance Share Program	Bonus		Performance Share Program
H. L. Henkel	$1,200,000	$1,210,550	$1,900,000		$4,505,550
T. R. McLevish	392,700	292,875	448,700		765,944
D. H. Rice	269,700	218,680	325,000		579,285
R. P. Smith	448,200	218,680	471,000		643,650
C. P. Vasiloff	300,000	171,820	483,700		450,555
J. E. Turpin	399,000	218,680	550,000	*	579,285

*	Includes $100,000 paid to Mr. Turpin in recognition of his instrumental contributions towards the successful completion of the Company’s disposition of its Engineered Solutions business.

(b)

Pursuant to the Executive Deferral Plan, annual cash bonuses (and, for 2002 and 2003, Performance Share Program distributions) have been deferred in exchange, among other investment options, for common share equivalents equal to 120% of the deferred amounts. Common share equivalents representing deferred cash bonuses are included in the “Bonus” column, while the 20% additional amounts are included in the column captioned “Restricted Stock Awards.” The deferred cash bonus amounts for the executive officers named above who elected to defer bonus payments in exchange for common share equivalents were as follows:

Name	2001		2002	2003
H. L. Henkel	$760,000		$1,205,275	$—
T. R. McLevish	—		685,575	—
D. H. Rice	77,000		488,380	904,285
R. P. Smith	346,000		—	—
C. P. Vasiloff	—		47,182	116,782
J. E. Turpin	338,800	*	617,680	—

*	In addition to deferring his bonus for 2001, Mr. Turpin deferred the $75,000 to which he was entitled as part of his initial employment arrangement with the Company (see footnote (j) below).

(c)	These amounts (except for the amount paid to Mr. Turpin described in footnote (j) below) represent that portion of relocation benefit payments which compensated the named executive officers for the income taxes payable in respect of relocation compensation. The relocation benefit amounts are reflected in the column headed “All Other Compensation.”
(d)	The amounts reflected as Restricted Stock Awards are composed of the following:

•	amounts credited under the Executive Deferral Plan equal to 20% of the cash bonuses (and, for 2002 and 2003, the Performance Share Program) deferred by the named executives (see footnote (b) above);

•	the crediting of additional Class A common share equivalents to accounts of the named executives under the Executive Deferral Plan arising from the reinvestment of dividend equivalents under that plan of the 20% amount referred to above; and

•	for Messrs. Rice and Vasiloff, the crediting of Class A common share equivalents under the Company’s Management Incentive Unit Plan (the “MIU Plan”). Under the MIU Plan, when cash dividends are paid on the Company’s Class A common shares, a participant is paid a cash amount equal to one-half of the dividends such participant would have received had the participant owned one share of Class A common share for each MIU granted to the participant. The remaining one-half of each cash dividend is credited to an account for the participant and is converted into Class A common share equivalents which also are held in the participant’s MIU account. Amounts credited as Class A common share equivalents become vested after five years. Distributions are made in cash following retirement in cash equal to the fair market value of one share of Class A common share for each Class A common share equivalent credited to the participant’s account.

The total number and fair market value as of December 31, 2003, of Class A common shares issuable contingent upon the continued employment of the named executives are as follows:

Name	# Shares	Fair Market Value($)
H. L. Henkel	18,411	1,249,793
T. R. McLevish	3,562	241,792
D. H. Rice	4,102	278,495
R. P. Smith	3,321	225,451
C. P. Vasiloff	245	16,640
J. E. Turpin	4,828	327,753

(e)	The amounts reflected in this column represent the value of the performance portion of stock awards distributed to the named executives. The shares subject to the performance portion of the stock awards were distributable subject to the Company achieving established earnings per share goals. Distributions of 100% of shares subject to awards granted were contingent on Company performance (other than certain awards to Mr. Henkel as part of his initial employment arrangement with the Company).

(f)	The amounts reflected in this column represent:

•	our contributions for the account of the named executive officers under our Employee Savings Plan (the “ESP”) (which includes contributions under our Leveraged Employee Stock Ownership Plan (the “LESOP”)), as well as amounts credited to the accounts of such executive officers under the related supplemental plans, which provide benefits which would have been provided under the applicable tax-qualified plan but for Internal Revenue Code restrictions on such benefits;

•	dividend equivalents paid to the named executive officers in respect of the performance portion of stock awards (see footnote (e) above); and

•	relocation benefits paid to the named executive officers.

For 2003 such amounts were as follows:

Name	ESP (including Supplemental Plan and LESOP Contributions)($)	Relocation Benefits($)
H. L. Henkel	138,000	—
T. R. McLevish	50,062	23,374
D. H. Rice	37,420	—
R. P. Smith	54,586	62,597
C. P. Vasiloff	40,392	—
J. E. Turpin	39,340	—

(g)	Receipt of all or a portion of these amounts has been deferred at the election of the executives.
(h)	Mr. McLevish joined the Company in May 2002.
(i)	Includes options to purchase 17,059 shares at an exercise price of $44.23 awarded to Mr. Rice in connection with his election to forego $133,019 of his bonus awarded in 2001 in respect of 2000 performance.
(j)	Mr. Turpin joined the Company in January 2001. As part of his initial employment arrangement, the Company agreed to pay Mr. Turpin $75,000 (which he deferred). He ceased being an executive officer of the Company on August 6, 2003, in anticipation of his retirement.

Stock Options

The following tables contain information for the year 2003 concerning the grants to, and exercises by, the executive officers named above, of stock options under the Company’s Incentive Stock Plans and the value of such options held by such executive officers as of December 31, 2003:

Option/SAR Grants in 2003

Name	Number of Securities Underlying Options/SARs Granted(#)(a)	% of Total Options/SARs Granted to Employees in 2003	Exercise or Base Price($)/(sh)	Expiration Date	Grant Date Value ($)(b)
H. L. Henkel	185,000	5.45	39.05	2/4/13	13.10
T. R. McLevish	50,000	1.47	39.05	2/4/13	13.10
D. H. Rice	32,000	0.94	39.05	2/4/13	13.10
R. P. Smith	42,000	1.24	39.05	2/4/13	13.10
C. P. Vasiloff	30,000	0.88	39.05	2/4/13	13.10
J. E. Turpin	40,000	1.18	39.05	2/4/13	13.10

(a)	All options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.

(b)	Grant date value is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions:

February 5, 2003
Expected volatility	0.3982
Risk-free rate of return	3.14%
Dividend yield	1.75%
Time of exercise (expected)	5 years

Aggregated Option/SAR Exercises in 2003 and

December 31, 2003 Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at 12/31/03(#)		Value of Unexercised In-the-Money Options/SARS at 12/31/03($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
H. L. Henkel	—	—	449,999	535,001	8,817,426	12,665,751
T. R. McLevish	—	—	16,666	83,334	314,987	2,071,512
D. H. Rice	102,333	2,390,491	82,725	56,001	1,616,147	1,561,972
R. P. Smith	87,166	1,083,764	5,000	84,334	130,375	2,332,550
C. P. Vasiloff	8,000	194,742	83,333	61,667	1,900,831	1,699,108
J. E. Turpin	—	—	51,665	83,335	1,398,111	2,308,635

Long-Term Incentive Plan Awards

Prior to 2002, as part of our executive officer compensation program, we awarded Class A common shares under our Incentive Stock Plans to executive officers and other key employees. Distributions were contingent upon a combination of our earnings per share performance and business sector operating income during the payout period. The relative weighting of the components varied based upon the particular executive’s business responsibilities. No such awards were made in 2003.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to the Company’s Class A common shares that may be issued under equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)*	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)*
Equity compensation plans approved by security holders	10,648,497	$43.54	4,126,888
Equity compensation plans not approved by security holders	—	—	—
Total	10,648,497	$43.54	4,126,888

*	Does not reflect 220,629 shares which have been earned by plan participants who have elected to defer the distribution of such shares.

Retirement Plans

The Company and its subsidiaries maintain a number of defined benefit pension plans for their officers and other employees. The pension plans provide for fixed benefits in the event of retirement at a specified age and after a specified number of years of service. All of the executive officers of the Company named above are eligible to participate in the Ingersoll-Rand Company Pension Plan Number One (the “Pension Plan”) and the Elected Officers Supplemental Program. The following table illustrates approximate annual pensions for retirements in 2003 under the Pension Plan and under the Elected Officers Supplemental Program computed as a straight life annuity, before the reduction specified in footnote (a) below and based on the indicated assumptions:

Approximate Annual Pension upon Retirement at Age 62 before Offset(a)

Final Average Compensation(b)	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$ 700,000	$199,500	$266,000	$332,500	$399,000	$465,500
900,000	256,500	342,000	427,500	513,000	598,500
1,100,000	313,500	418,000	522,500	627,000	731,500
1,300,000	370,500	494,000	617,500	741,000	864,500
1,500,000	427,500	570,000	712,500	855,000	997,500
1,700,000	484,500	646,000	807,500	969,000	1,130,500
1,900,000	541,500	722,000	902,500	1,083,000	1,263,500
2,100,000	598,500	798,000	997,500	1,197,000	1,396,500
2,300,000	655,500	874,000	1,092,500	1,311,000	1,529,500
For each additional $100,000	28,500	38,000	47,500	57,000	66,500

(a)	Benefits payable to participants in the Pension Plan and the Elected Officers Supplemental Plan are reduced by a portion of the Social Security benefits to which such participants are entitled.
(b)	Final average compensation means the sum of (i) the individual’s current salary, plus (ii) the average of the five highest bonus awards to that individual during the most recent six years.

The credited years of service and covered compensation (i.e., the final average compensation) as of December 31, 2003 for the individuals named above are as follows:

Name	Years of Credited Service		Covered Compensation($)
H. L. Henkel	16	(a)	2,242,000
T. R. McLevish	2		870,700
D. H. Rice	28		628,586
R. P. Smith	4		933,139
C. P. Vasiloff	28		674,733
J. E. Turpin	3		430,933

(a)	Mr. Henkel’s credited years of service exceed his actual service pursuant to the provisions of his employment arrangement. In addition, under his employment arrangement Mr. Henkel’s benefit accrues at an accelerated rate so that he will be entitled at age 62 to an annual benefit equivalent to 65% of his then covered compensation (less the pension benefit he receives from his former employer).

Other Post-Employment Arrangements

The Company has entered into an arrangement with Mr. Henkel, whereby the Company is obligated to pay Mr. Henkel $125,000 annually for a ten-year period commencing upon normal retirement, so long as his employment with the Company is not terminated by the Company for cause (as defined), so long as he meets certain noncompetition obligations and, in certain cases, so long as he retires from the Company at normal retirement age. In the event of death, the benefits are payable to Mr. Henkel’s estate to the extent not already paid. Under this arrangement, the Company is a beneficiary of life insurance policies on Mr. Henkel and, based on actuarial assumptions, the life insurance proceeds receivable by the Company will defray the costs associated with this program.

The Company has also adopted a program which provides the executive officers named above with life insurance coverage ranging from one times annual earnings (as defined) to two times annual earnings (increased in certain instances to account for income tax obligations payable in respect of such supplemental coverage).

The Company has also entered into an agreement with Mr. Henkel providing him with severance benefits if he is terminated without cause. The benefit amount payable to Mr. Henkel will equal twice the sum of his annual salary plus his last bonus.

Change in Control Arrangements

The Company has entered into agreements with each of the executive officers named above which provide that if the employment of a particular executive officer is terminated (by the Company or, under certain circumstances, by the executive officer) within five years following a change in control of the Company (as defined in such agreements), the executive will receive a lump sum severance payment from the Company equal to three times the sum of (a) the executive’s highest annual salary from the date of the change in control to the date of termination plus (b) the highest bonus awarded to the executive during the period beginning five years prior to the change in control and ending on the date of termination. In addition, the executive will receive an amount approximating the Company’s contribution which would have been made for such executive’s account under the ESP (including the related supplemental plan) during the three years following termination of employment and will be entitled during such three-year period to continue to participate in the Company’s welfare employee benefit programs. For purposes of calculating the executive’s retirement benefits, five years will be added to both the executive’s age and service with the Company. The agreements further provide that if the payments described above constitute “excess parachute payments” under applicable provisions of the Internal Revenue Code and related regulations, the Company will pay the executive an additional amount sufficient to place the executive in the same after-tax financial position the executive would have been in if the executive had not incurred the excise tax imposed under Section 4999 of the Internal Revenue Code in respect of excess parachute payments.

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Compensation Committee during 2003 (i.e. Messrs. Martin, Smith and White and Mrs. Horner) is or has been an officer or employee of the Company. Kenneth Martin, a son of Theodore E. Martin, a director of the Company, is employed by Ingersoll-Rand Company in a non-executive capacity and in 2003 was paid salary and bonus aggregating approximately $144,000. Under The New York Stock Exchange standards and the Company’s Corporate Governance Principles, this relationship does not affect Mr. Martin’s status as an independent director.

Performance Graph

The following graph compares for the five years ended December 31, 2002, the cumulative total shareholder return on our common shares with the cumulative total return on the Standard & Poor’s 500 Stock Index, Standard & Poor’s Index and the Standard & Poor’s Supercom Industrial Machinery Index. The graph assumes that $100 was invested on December 31, 1997 in each of our common shares, the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Supercom Industrial Machinery Index and assumes the reinvestment of dividends.

ITEM 2.    ADOPTION OF AMENDED AND RESTATED INCENTIVE STOCK PLAN OF 1998

The Board of Directors is submitting to the shareholders for approval amendments of the Incentive Stock Plan of 1998 (the “1998 Plan”). The significant amendments to the 1998 Plan as previously in effect are to:

•	provide for an increase in the number of Class A common shares issuable under the 1998 Plan by 12,000,000; and

•	extend the termination date of the 1998 Plan to May 31, 2007.

We have had shareholder approved incentive compensation programs in existence since 1959, to provide long-term incentives to key executives. The Board believes that these plans have proved to be an important means of attracting, holding and motivating key employees.

The closing price of the Class A common shares on The New York Stock Exchange composite tape on April 2, 2004 was $69.83.

Description of 1998 Plan

The 1998 Plan, as originally adopted, authorized the grant through April 30, 2003, of up to 13,000,000 of stock incentives. In 2001, the shareholders approved amendments to the 1998 Plan to increase the number of stock incentives issuable under the 1998 Plan by 5,000,000 and to extend the date through which grants may be made under the 1998 Plan to April 30, 2004. As of April 2, 2004, we have granted an aggregate of 19,726,957 (including the regranting of awards previously forfeited) of such stock incentives and 776,437 are available for grant. The adoption of the proposed amendment will result in 12,776,437 being available for grant, which represents approximately 7.4% of the outstanding shares as of April 2, 2004. Of the total available stock incentives, no more than 20% shall be in the form of stock awards. Shares not issued because of the termination of individual stock incentives, or for other reasons, can be reused under the 1998 Plan.

The 1998 Plan permits the grant of stock incentives to key employees as determined by the Compensation Committee. Approximately 825 employees are currently considered eligible for the grant of stock incentives. We cannot state the value or number of shares subject to any particular stock incentive to be granted to key employees, since these matters will be determined by the Compensation Committee in the future based on the guidelines described above under the heading “Executive Compensation—Report of the Compensation and Nominating Committee”. We expect, therefore, that key employees will continue to be granted stock incentives on a basis generally comparable to prior grants. During 2003, all current executive officers as a group were granted options to purchase a total of 407,000 Class A common shares at a weighted average exercise price of $39.34 and all employees as a group were granted options (or stock appreciation rights) to purchase a total of 3,397,083 shares at a weighted average exercise price of $39.20. Information concerning stock incentives granted to the executive officers named in the Summary Compensation Table is set forth under the heading “Executive Compensation.”

Other provisions of the 1998 Plan are summarized below.

Stock Options and Stock Appreciation Rights

Stock options and stock appreciation rights are forms of stock incentives which are exercisable only after completion of at least twelve months of employment after the date of grant. Neither options nor stock appreciation rights may be granted at less than the fair market value of our common stock on the date of grant. The term of an option or a stock appreciation right cannot exceed ten years. The 1998 Plan prohibits amending, or canceling and regranting, an option or a stock appreciation right to lower the exercise price.

Stock appreciation rights entitle the holder to receive the difference between the fair market value of the common stock at the time of exercise and the fair market value at the time the rights were granted. Payment may be made in the sole discretion of the Compensation Committee in Class A common shares, in cash or in part Class A common shares and part cash. Stock appreciation rights may be granted either independently or in conjunction with options, and may carry dividend equivalents which, as more fully discussed below under the heading “Dividend Equivalents,” entitle the holder of the stock appreciation rights to payments equal to the cash dividends paid on shares equal to the number subject to stock appreciation rights.

Options and stock appreciation rights terminate within specified periods upon the holder’s termination of employment. However, if termination is the result of death, disability or retirement, an option or right may be exercised for up to three years following such termination, and the Compensation Committee may similarly extend the period for exercise by up to three years following termination for other reason. A holder of options or rights may not exercise them under any circumstances once they have expired.

Shares purchased under an option must be paid for in full at the time of the exercise. However, such shares shall be paid for upon such terms as the Compensation Committee may permit, including cash, secured or unsecured debt, or by exchange for other property, including shares of common stock. Consequently, if an optionee also holds common stock having a fair market value greater than the option price, the optionee may be permitted to exchange the shares the optionee holds for a greater number, under the option.

Stock Awards

The 1998 Plan permits the payment of incentive awards in Class A common shares. A stock award may, but need not, be contingent in whole or in part upon continued service with the Company or upon the attainment of certain pre-established Company performance objectives such as earnings per share or return on shareholders’ equity. Shares subject to an award may be issued at the time the award is granted, or at any time thereafter, or in installments and may be subject to forfeiture as the Compensation Committee may decide.

If the shares are not issued at the time of grant, the Compensation Committee may provide for the payment or crediting of dividend equivalents to the holder. In lieu of issuing shares, the Company may elect to pay cash equal to the then fair market value of the shares otherwise issuable.

Dividend Equivalents

The 1998 Plan permits the granting of dividend equivalents in connection with the grant of stock options, stock appreciation rights or stock awards to key employees. A dividend equivalent is the right to receive, immediately or on a deferred basis, an amount equivalent to all or part of the dividends paid or payable on a Class A common share subject to a stock incentive. Dividend equivalents may be awarded either at the time of a stock incentive or at any time thereafter. Dividend equivalents may be credited either in cash, Class A common shares or in Class A common share equivalents, valued at fair market value. Class A common share equivalents entitle the holder to receive amounts equivalent to dividends paid on Class A common shares or appreciation in value of Class A common shares during the period the Class A common share equivalent is held, or both. Amounts representing dividends paid on Class A common share equivalents either may be paid in cash or may be credited in additional Class A common share equivalents. As the 1998 Plan has been administered, dividend equivalents have been credited only with regard to stock awards.

Adjustment and Change in Control Provisions

The 1998 Plan provides that in the event of a recapitalization, split-up or consolidation of Class A common shares of or other significant corporate transaction involving the Company, shares subject to a stock incentive shall be equitably adjusted as to number, classification, exercise price or fair market value (in the case of stock appreciation rights) and date of exercise.

The 1998 Plan also provides that under certain circumstances involving a change in control of the Company, the holders of stock incentives shall have the right to surrender such stock incentives in exchange for a cash payment based upon the then current fair market value of the Class A common shares.

Administration and Amendment

The 1998 Plan is administered by the Compensation Committee which is composed of disinterested independent directors. In general, the Compensation Committee may exercise all of the authority of the Company under the 1998 Plan except amending the Plan. In addition, all determinations in respect of awards to any key employee who is also a member of the Board of Directors are made, based upon the recommendations of such Committee, by a committee consisting of all “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and the regulations issued under that provision.

The 1998 Plan may be amended by the Board at any time without shareholder approval. No such amendment may, however, increase the total number of shares that may be issued under the Plan, permit a person who is not a key employee or a non-employee director to be granted a stock incentive, or extend the term of the Plan.

Federal Income Tax Consequences

Under present law, a participant who is granted a stock option will not be subject to federal income tax at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified option (which all options granted under the 1998 Plan have been), the excess of the share’s fair market value on the exercise date over the option price will be considered ordinary income. The Company is entitled to a tax deduction at the same time and in the same amount, provided that the Company complies with the applicable reporting requirements under the Code and the regulations promulgated thereunder. Upon the exercise of an incentive stock option (as defined in the Code), no taxable income will be recognized by the participant and the Company is not entitled to a tax deduction by reason of such exercise. However, if shares purchased pursuant to the exercise of an incentive stock option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant, then the difference, with certain adjustments, between the fair market value of the shares at the date of exercise and the option prices will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. In the event of a sale of shares purchased upon exercise of either a nonqualified option or an incentive stock option, any appreciation above or depreciation below the fair market value at the date of exercise will generally qualify as capital gain or loss. If shares purchased upon the exercise of a nonqualified option are transferred to the participant subject to restrictions, then, depending upon the nature of the restrictions, the income realized by the participant and the Company’s tax deduction may be deferred and measured by the excess of the fair market value of the shares over the option price at the time the restrictions lapse.

Stock appreciation rights, stock awards and dividend equivalents will not result in taxable income upon grant unless the award is paid at the time of grant. Generally, the above grants will be taxable to the participants as compensation in the year when paid. The participant will recognize income in an amount equal to the sum of the cash and the fair market value of any shares received. The Company is entitled to a deduction at the same time and in the same amount, provided that the Company complies with the applicable Code withholding requirements. Any appreciation or depreciation on the sale of shares after transfer to the participant will result in capital gain or loss, and the Company will have no tax consequences with respect thereto.

The Board of Directors recommends a vote FOR this proposal.

ITEM 3.    APPROVAL OF AMENDED AND RESTATED BYE-LAWS OF THE COMPANY

Shareholders are being asked to consider and approve Amended and Restated Bye-laws of the Company. Under Section 13 of the Companies Act of 1981 Bermuda and Section 74 of IR’s current Bye-laws, the shareholders must approve any amendments to the current Bye-laws by the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at the annual general meeting. The Board has unanimously approved the proposed Amended and Restated Bye-laws of the Company and recommends their approval by the shareholders.

In 2001, when the Board of Directors proposed to the shareholders the Company’s reincorporation to Bermuda, management and the Board attempted to preserve as many shareholder rights as was legally possible. Our Bye-laws, for example, include provisions in the following areas which are substantially similar to those which were applicable to shareholders of the previous New Jersey corporation:

•	Quorum requirements

•	Voting rights

•	Voting requirements at general meetings of shareholders

•	Removal of directors

•	Indemnification of directors and officers

•	Business combinations with interested shareholders

As part of its ongoing review of the Company’s Bermuda incorporation, the Board undertook a review of the Company’s Bye-laws to determine whether changes were appropriate to better align the Bye-laws with provisions applicable to large U.S. publicly-traded companies. Particular attention was given to New Jersey law

(the Company’s former jurisdiction of incorporation) and Delaware law (the jurisdiction of incorporation of many publicly traded U.S. companies). As a result, the Board is proposing that the Amended and Restated Bye-laws reflect the following changes from the Bye-laws currently in effect:

(a)	require that any contract or other transaction to which the Company or any subsidiary is a party and in which one or more directors has a direct or indirect interest that is material to such director or directors shall be authorized, approved or ratified by the affirmative vote of a majority of the disinterested directors;

(b)	provide that notices of general meetings of shareholders shall be given not more than 60 days prior to the meeting;

(c)	explicitly provide that a transaction involving the sale, lease or exchange of substantially all the Company’s assets requires the approval by a majority vote of the shareholders; and

(d)	provide that record dates for determining shareholders entitled to dividends or to receive notice of and to vote at general meetings shall be fixed a maximum of 60 days prior to the dividend payment or meeting date.

The full text of the proposed Amended and Restated Bye-laws, with the proposed changes reflected therein, is attached to this proxy statement as Appendix G.

The following table provides a summary comparison of the changes between the current Bye-laws and the proposed Amended and Restated Bye-laws:

Subject	Bye-law Number	Current Bye-law Provision	Proposed Amendment
Transactions in which one or more directors have an interest	18	A director must declare to the Board a direct or indirect interest in a contract or arrangement with IR, as required by the Bermuda Companies Act. There is no requirement for interested director transactions to be approved by a majority of the disinterested directors.	Add requirement that any contract or other transaction to which the Company or any subsidiary is a party and in which one or more directors has a direct or indirect interest that is material to such director or directors be approved by a majority of disinterested directors.

Notices of General Meetings	27, 28	Notices of general meetings must be given not less than five days before the meeting. There is no outer limit.	Add outer limit of 60 days.

Sale, lease or exchange of substantially all assets	39	No explicit statement that sale, lease or exchange of all or substantially all of the assets of IR shall require the approval of shareholders.	Clarify that shareholder approval by a majority of votes cast is required for any such transaction.

Record Dates	52	The Board may fix any date as the record date to (a) determine the shareholders entitled to receive any dividend and (b) determine the shareholders entitled to receive notice of and vote in any general meeting. There is no outer limit.	Add outer limit of 60 days.

The Board of Directors recommends a vote FOR the proposal to approve the Amended and Restated Bye-laws of the Company.

ITEM 4.    APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

Under Bermuda law our shareholders have the authority to appoint the independent auditors of the Company and to authorize our Board of Directors to fix the auditors’ remuneration. At the annual general meeting, shareholders will be asked to appoint PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004, and to authorize the Board of Directors to fix the independent auditors’ remuneration. PricewaterhouseCoopers LLP has been acting as our independent auditors for many years and, both by virtue of its long familiarity with the Company’s affairs and its ability, is considered best qualified to perform this important function.

Audit Committee Report

While management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, the Audit Committee reviews the Company’s financial statements and financial reporting process on behalf of the Board of Directors. In this context, the Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Committee has discussed significant accounting policies applied by the Company in its financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters as required by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets separately with the internal and independent auditors, with and without management present to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee has selected, subject to shareholder approval, the Company’s independent auditors for the fiscal year ending December 31, 2004.

AUDIT COMMITTEE

Richard J. Swift (Chair)

Ann C. Berzin

George W. Buckley

Peter C. Godsoe

H. William Lichtenberger

Fees of the Independent Auditors

The following table shows the fees paid or accrued by the Company for audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2003 and 2002:

	2003	2002
Audit Fees(a)	$6,059,000	$5,050,000
Audit-Related Fees(b)	1,050,000	1,336,000
Tax Fees(c)	4,911,000	7,821,000
All Other Fees(d)	498,000	3,821,000

Total	$12,518,000	$18,028,000

(a)	Audit Fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and include quarterly reviews, statutory audits, information systems reviews in connection with the audit, issuance of comfort letters and consents and assistance with, and review of, documents filed with the Securities and Exchange Commission.
(b)	Audit-Related Fees for the years ended December 31, 2003 and 2002, respectively, include services related to audits of employee benefit plans, audits and reviews and due diligence services in connection with dispositions, and advisory work on Sarbanes-Oxley requirements.
(c)	Tax Fees for the years ended December 31, 2003 and 2002, respectively, include consultation and compliance services, expatriate tax compliance services and services related to the Company’s foreign sales corporation and to research and development credits.
(d)	All Other Fees for the years ended December 31, 2003 and 2002, respectively, include license fees for global best practices database and technical accounting software, information systems reviews not in connection with the audit, financial systems implementation and design services and consulting services related to the formation of a new international subsidiary ($600,000 in 2002), review of a refund application for anti-dumping payments under the Continued Dumping Subsidy Offset Act and expatriate program administration.

The Audit Committee has adopted policies and procedures which require that the Audit Committee pre-approve all non-audit services that may be provided to the Company by its independent auditor. The Audit Committee has determined that the provision of the services described under “All Other Fees” is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual general meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

The Board of Directors recommends a vote FOR the proposal to appoint PricewaterhouseCoopers LLP as independent auditors of the Company and to authorize the Board of Directors to fix the auditors’ remuneration.

ITEM 5.    SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

The California Public Employees Retirement System, having an office at P.O. Box 942708, Sacramento, California 94229-2708, the owner of 727,509 Class A common shares of the Company, has notified us that it intends to propose the adoption of the following resolution. The proponents have furnished a supporting statement which follows the proposed resolution.

RESOLVED, that the stockholders of Ingersoll-Rand Company Limited urge the Board to take the steps necessary, in compliance with applicable law, to reorganize itself into one class subject to election each year.

Supporting Statement

Is accountability by the board of directors important to you as a shareholder of Ingersoll-Rand Company Limited (the Company)? As a trust fund with more than 1.4 million participants, and as the owner of approximately 727,509 shares of the Company’s common stock, the California Public Employees’ Retirement System (CalPERS) thinks accountability is of paramount importance. This is why we are sponsoring this proposal which, if passed, would urge the Board to reorganize itself so that each director stands before the shareholders for re-election each year. We hope to eliminate the Company’s so-called “classified board”, whereby the directors are divided into three classes, each serving a three-year term. Under the current structure, shareholders can only vote on one-third of the Board at any given time.

Insularity may have made sense in the past (e.g., during the takeover frenzy of the 1980s). But now, we believe that insularity works primarily to hamper accountability. A classified board can prevent shareholders from mounting a successful opposition to the entire board, because only one-third of the directors are up for election in any given year. By way of contrast, a declassified board would stand for election in its entirety, every year.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. CalPERS also believes that shareholders are willing to pay a premium for corporations with excellent corporate governance as illustrated by a recent study by McKinsey & Co. The Company’s decision to incorporate in Bermuda has fractured some shareholder’s perception that the Company is concerned with its corporate governance practices. If the Company were to declassify its Board, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

We seek to improve that performance and ensure the Company’s continued viability through this structural reorganization of the Board. If the Board acts on our proposal, shareholders would have the opportunity to register their views at each annual meeting—on performance of the Board as a whole, and of each director as an individual.

CalPERS urges you to join us in VOTING TO DE-STAGGER the terms of election of directors, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

Board Recommendation AGAINST This Proposal

IR’s system of electing directors by classes has been in place since the 1940’s. Under this method, as provided in the Company’s Bye-laws, approximately one-third of the directors are elected annually by the shareholders. The Board of Directors has reviewed the issues raised in the proposal and continues to believe that the classified Board best serves the interests of the Company and its shareholders for the following reasons:

Continuity and stability. IR’s classified Board provides continuity and stability by ensuring that generally two-thirds of the directors at any given time have prior experience as IR directors, thereby providing them with a deeper awareness of IR’s portfolio of businesses, products, markets, opportunities and challenges and enabling them to build on past experience. IR and its shareholders benefit greatly from the wisdom and institutional knowledge that IR’s directors develop through such prior experience.

Long-term focus. The Board believes that the three-year term of service for directors prevents abrupt changes in corporate strategy based on misplaced short-term objectives, thereby enhancing the directors’ ability to represent the long-term interests of IR and its shareholders.

Value protection. The Board believes that the classified Board encourages any person seeking to acquire control of IR to initiate such action through arm’s-length negotiations with the Board, which is in a position to negotiate a transaction that is in the best interests of IR and all its shareholders.

The Board believes that directors elected to a classified Board are no less accountable than they would be if all directors were elected annually. All directors are required to uphold their fiduciary duties to IR regardless of the length of their term of office. The Board addresses many important issues during the year and disagrees with any suggestion that its attention to these issues is in any way affected by the timing of elections. A classified Board strikes the optimal balance between the ability of shareholders to evaluate the Board’s performance on a regular basis and the need for continuity and stability, the enhanced ability of directors to focus on long-term strategic business considerations and the protection of shareholder value.

For the Reasons Stated Above, the Board of Directors Unanimously Recommends a Vote AGAINST this Shareholder Proposal.

ITEM 6.    SHAREHOLDER PROPOSAL TO CHANGE THE COMPANY’S JURISDICTION OF INCORPORATION FROM BERMUDA TO A U.S. STATE

The American Federation of State, County and Municipal Employees Pension Plan, having an office at 1625 L Street, N.W., Washington, D.C. 20036, the owner of 1,863 Class A common shares of the Company, has notified us that it intends to propose the adoption of the following resolution.

RESOLVED, that shareholders of Ingersoll-Rand Company Limited (“IR”) urge IR’s Board of Directors to take the measures necessary to change IR’s jurisdiction of incorporation from Bermuda to a U.S. state.

Supporting Statement

We believe that it would be in the interests of both IR and its shareholders for IR to reincorporate back to the U.S. On December 31, 2001, IR changed its jurisdiction of incorporation from New Jersey to Bermuda. Since that time, legislative and regulatory developments, as well as a shift in public sentiment regarding corporate accountability and reincorporation in tax haven jurisdictions, have created the risk that IR will be financially harmed by its Bermuda incorporation.

The disadvantages of IR’s Bermuda incorporation, we think, outweigh any tax savings it currently enjoys. First, those tax savings can be eliminated by Congress at any time. In 2002, bills were introduced in the House and Senate to require companies—like IR—that reincorporated using an “inversion” transaction be treated as U.S. companies. All of the bills were retroactive, some to September 11, 2001, bringing IR within their coverage.

Second, IR’s Bermuda incorporation could harm its ability to obtain government contracts. The state of California has banned companies that reincorporate offshore from contracting with the state and its agencies, with certain exceptions, and North Carolina has implemented a similar ban. Bills were passed by the House and Senate in 2002 prohibiting U.S. companies that reincorporated using inversion transactions from receiving military contracts and contracts with the proposed Homeland Security Department. An August 20, 2002 Washington Post article estimated that IR stands to lose $20 million a year if it is prohibited from contracting with the military and Homeland Security Department, as was proposed in 2002.

Third, we believe that incorporation in a tax haven has the potential to harm IR’s reputation and image. Commentators have noted that the Bermuda incorporations of scandal-plagued companies like Tyco and Global Crossing have linked tax avoidance, in the minds of some, to more unsavory practices. Senator Charles Grassley, who coauthored a 2002 Senate bill to eliminate the tax advantages of reincorporation, called such reincorporations “immoral and unethical.” An article in the April 22-29, 2002 issue of The New Yorker entitled “Tax Cheat, Inc.” highlighted IR’s move to Bermuda and noted that IR has major contracts with the federal government. “Yet, when it comes to paying taxes, Ingersoll-Rand is not an American company.”

Finally, incorporation in Bermuda makes it more difficult for shareholders to hold companies, officers and directors legally accountable in the event of wrongdoing. Recent events, we think, demonstrate how crucial it is that, in the event of legal violations by officers or directors, shareholders have the ability to pursue legal remedies. Class actions are generally not available under Bermuda law. Under Bermuda law, unlike the law of all U.S. states, shareholders have extremely limited ability to sue officers and directors derivatively, on behalf of the corporation. Incorporation in Bermuda may affect the enforceability of judgments obtained in a U.S. court.

For these reasons, we urge shareholders to vote FOR this proposal.

Board Recommendation AGAINST this Proposal

The Board of Directors believes that the shareholder proposal is not in the best interests of the Company or its shareholders and therefore unanimously recommends a vote “AGAINST” the proposal.

Since last year’s annual general meeting, at which virtually the same proposal was presented and rejected by the shareholders, the Corporate Governance and Nominating Committee of the Board, as well as the full Board of Directors, have further reviewed and evaluated legislative and regulatory developments affecting the Company’s jurisdiction of incorporation. In connection with these reviews outside legal and tax advisors were consulted. Based on these analyses, the Board of Directors has unanimously concluded (as it did prior to the overwhelming December 2001 shareholder vote in favor of reincorporation and prior to last year’s annual general meeting) that the benefits to the Company and shareholders of the Company of being incorporated in Bermuda substantially outweigh any actual or potential negative impacts.

The Company’s incorporation in Bermuda enables it to realize a variety of business, financial and strategic benefits and allows the Company to implement its business strategy more effectively. Among other things, the reorganization of the Company in Bermuda has enhanced the Company’s business growth and cash flow, reduced its worldwide effective tax rate and improved its ability to compete in an increasingly globalized economy.

Financial Impact

Moving the Company’s place of incorporation to the United States would have substantial negative financial consequences for the Company and would also have negative financial consequences for certain of its shareholders. Had the Company been a U.S. corporation during fiscal year 2003, we estimate that the effective tax rate on income from continuing operations would have increased from 13.7% to at least 30%, thereby reducing 2003 net earnings. The Board believes that the resulting impact on the Company’s 2003 earnings could have caused a reduction in the Company’s market capitalization (assuming a price to earnings ratio of 20, equivalent to that recently applicable to the Company’s Class A common shares) amounting to approximately $2.2 billion (about 20% of our total market capitalization). Moreover, this adverse impact on market capitalization will increase as the Company’s earnings grow.

If the Company were to reincorporate to the U.S., the Company or its shareholders, depending upon the transaction structure, would be required to recognize for Federal income tax purposes incremental income in the amount of approximately $1.5 billion (assuming a 2004 transaction). The precise amount of additional tax liabilities to which the Company or the shareholders would be subject would depend upon the structure of the transaction and the specific composition of the Company’s shareholders at that time, but would, in any event, be substantial.

The Board does not believe that IR’s business results have suffered any adverse consequences as a result of its move to Bermuda and believes that as a result of the move it has become on the whole a more attractive investment alternative to a wider range of investors. No laws have been adopted which have affected the Company’s ability to retain the tax benefits of its Bermuda reincorporation.

Despite our Bermuda incorporation, the Company supports efforts in Congress to simplify the international provisions of the U.S. tax code and to amend those provisions which discriminate against U.S. incorporated entities. Numerous legislators, regulators and commentators agree with the Company’s position regarding the unfairness of the U.S. tax system to multinational companies. For example, Representative Bill Thomas,

Chairman of the House Ways and Means Committee of the United States House of Representatives, stated at a June 2002 hearing of that Committee:

“Corporate inversions, I think, are a symptom of a larger underlying problem of our tax code, and if the corporate tax code has driven many companies to move their mailboxes to other jurisdictions, then I think we need to examine the tax code for suggested changes The U.S. has some of the world’s most complicated rules on international taxation. These rules originated in part, I think, from a misguided belief that we can keep capital in the U.S. if we just have enough restrictive tax regimes.”

Impact on Government Contracting Business

With respect to the potential loss of government contracts arising from the Company being incorporated in Bermuda, we have determined that, in 2003, the Company generated an aggregate of approximately $70 million in federal government contracting revenues and an aggregate of approximately $38 million in state and municipal government contract revenues. This total of approximately $108 million represented approximately 1.1% of our total 2003 revenues. Applying that same percentage to our net earnings from continuing operations, we estimate that our government contracts contributed about $7 million to our 2003 net earnings. Assuming the loss of all such government contracts, we estimate that our market capitalization could have been reduced by about $140 million, far less than the $2.2 billion reduction caused by the loss of tax benefits discussed above.

In fact, while there have been proposals to adopt legislation which might affect our ability to be awarded government contracts, with one possible exception, no such proposed legislation has been enacted. A statute adopted by North Carolina only affects those companies which reincorporated subsequent to the December 31, 2001 effective date of our reincorporation. The one possible exception is California’s recent adoption of its Senate Bill 640. Assuming this legislation applies to IR, we note that in 2003 our total revenues from California state government contracts were approximately $400,000, or less than 0.005% of our total 2003 revenues. Applying that percentage to our net earnings from continuing operations, we estimate that California state government contracts contributed less than $40,000 to our 2003 net earnings. This clearly minimal impact is far outweighed by the benefits inuring to our shareholders from our Bermuda incorporation.

Impact on Shareholder Rights

The Board is committed to sound and effective corporate governance and is confident that the Company’s incorporation in Bermuda is compatible in every respect with this vital commitment. Bermuda corporate law is based upon the well-developed and sophisticated corporate law of England and any assertion that shareholders are unable to hold the Company and its directors and officers legally accountable in the event of wrongdoing is simply not correct. In addition, and notwithstanding the Company’s incorporation in Bermuda, the Company remains fully subject to the securities laws of the United States and the requirements of The New York Stock Exchange. Indeed, as was announced at the time of the reorganization, the Company has irrevocably agreed to be served with process with respect to actions based on offers and sales of securities made in the United States by having its U.S. subsidiary be the Company’s agent appointed for that purpose. Moreover, as indicated by the discussion under “Item 3. Approval of Amended and Restated Bye-laws of the Company,” the Board is continually reviewing the Company’s governance structure seeking to the extent possible, to align that structure with that of other large, publicly-traded U.S. companies.

The Board of Directors continues to monitor the Company’s business results, as well as legislative and regulatory developments, in light of the Company’s move to Bermuda and continues to believe that the Company currently realizes substantial business, financial and strategic benefits from its Bermuda incorporation that would be forfeited if the Company were to reorganize as a company incorporated in a U.S. state. Accordingly, the Board of Directors believes that it is not now in the best interests of the Company or its shareholders to change the Company’s jurisdiction of incorporation from Bermuda to a U.S. state.

For the Reasons Stated Above, the Board of Directors Unanimously Recommends a Vote AGAINST this Shareholder Proposal.

ITEM 7.    SHAREHOLDER PROPOSAL TO REQUIRE THE SEPARATION OF THE POSITIONS OF THE COMPANY’S CHIEF EXECUTIVE OFFICER AND CHAIR OF THE BOARD

Amalgamated Bank LongView Collective Investment Fund, having an office at 15 Union Square, New York, New York 10003-3378, the owner of 71,647 Class A common shares of the Company, has notified us that it intends to propose the adoption of the following resolution. The proponents have furnished a supporting statement which follows the proposed resolution.

RESOLVED: that the shareholders urge the Board of Directors to take the necessary steps to amend the by-laws to require that, subject to any presently existing contractual obligations of the Company, an independent director shall serve as Chairman of the Board of Directors, and that the Chairman of the Board of Directors shall not concurrently serve as the Chief Executive Officer.

Supporting Statement

A key duty of the Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including the CEO. We believe that separating the positions of Chairman of the Board and CEO will enhance accountability of management to the shareholders and provide more independent oversight of management, including the CEO, by the Board of Directors.

Corporate governance experts have questioned how one person serving as both Chairman of the Board and CEO can effectively monitor and evaluate his or her own performance. The NACD Blue Ribbon Commission on Directors’ Professionalism has recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.”

In January 2003, the Conference Board’s Blue Ribbon Commission on Public Trust and Private Enterprise, co-chaired by John W. Snow (soon to become Secretary of the Treasury), recommended that the positions of Chairman and CEO be performed by two separate persons. The Commission recommended that, at a minimum, an independent chairman, lead director, or presiding director should be responsible for approving all information that goes to the board, serving as a liaison to independent directors, presiding at meetings of non-management directors, and setting or assisting in setting board meeting agendas.

By contrast, Ingersoll-Rand’s Corporate Governance Principles explicitly endorse vesting the same person with the positions of Chairman and CEO, except in “unusual circumstances,” which are not defined.

We believe that the independence of the Board of Directors would best be ensured if the office of CEO becomes independent of the Board, the body that is responsible for overseeing management, and that the position of Chairman of the Board be held by an independent director, a non-employee of Ingersoll-Rand.

We urge you to vote FOR this proposal.

Board Recommendation AGAINST this Shareholder Proposal

The Board of Directors believes that the best interests of the Company and its shareholders would not be served by amending the Bye-laws to require that the Chairman of the Board be an independent director who is not concurrently the Chief Executive Officer. The Board believes the interests of the Company and its shareholders are best served where the Board retains the flexibility to exercise its best judgment to determine who should serve as Chairman at any particular point in time in light of the Company’s then-current and anticipated future circumstances. The proposed Bye-law would instead require a particular structure and deprive the Board of flexibility to organize its functions and conduct its business in the manner it deems most advantageous to the Company.

The Board of Directors believes its independence is not compromised by having a single person serve as Chairman and Chief Executive Officer. A principal function of the Board is oversight of the Company’s management, including the Chief Executive Officer, which is carried out by the full Board and by the Board committees. The Board has been, and continues to be, a strong proponent of Board independence, and has already taken effective measures to ensure that a substantial majority of the Board, as well as all the members of the Board’s committees, are independent directors under New York Stock Exchange standards of independence. In addition, and consistent with our Corporate Governance Principles attached as Appendix A to this proxy statement, our independent directors meet privately in executive sessions without the Chief Executive Officer on a regular basis.

Moreover, and again consistent with our Corporate Governance Principles, the Company has established the position of Lead Director, selected annually from among the independent directors not concurrently serving as chair of one of the Board committees. The Lead Director develops, with input from the other independent directors, the agendas for the executive sessions and meetings of the independent directors, presides over such executive sessions and meetings and communicates with the Chief Executive Officer regarding the results of such sessions, meetings and executive sessions of the independent directors.

The Board believes that by establishing a strong and independent board of directors and implementing effective governance principles and practices, it has already adopted measures directed at maintaining the appropriate balance between senior management and the independent directors. The Board also believes that it should be afforded the flexibility to select a Chairman as circumstances warrant at the time and that the proposal imposes an unnecessary restriction.

For the Reasons Stated Above, the Board of Directors Unanimously Recommends a Vote AGAINST this Shareholder Proposal.

TRANSACTIONS WITH MANAGEMENT

Since January 1, 2003, we have engaged in transactions in the ordinary course of business with, or have used products or services of, a number of organizations in which our directors have interests. The amounts involved have in no case been material in relation to our business and we believe that they have not been material in relation to the businesses of the other organizations or to the individual directors concerned.

We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Compensation of Directors” on page 11) and the reimbursement of expenses relating to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the Company’s knowledge, based solely on its review of such forms received by the Company and written representations that no other reports were required, all Section 16(a) filing requirements were complied with for the year 2003.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposal by a shareholder intended to be presented at the 2005 Annual General Meeting of Shareholders of the Company must be received at the offices of Ingersoll-Rand Company Limited at 200 Chestnut Ridge Road (P.O. Box 8738), Woodcliff Lake, New Jersey 07677, Attn: Secretary, no later than December 13, 2004, for inclusion in the proxy materials relating to that meeting.

The Company’s Bye-laws, as amended, set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with annual general meetings of shareholders or pursuant to written shareholder consents or who wish to bring other business before a shareholders’ general meeting. All such nominations must be made following written notice to the Secretary of the Company accompanied by certain background and other information specified in the Bye-laws. In connection with any annual general meeting, written notice of a shareholder’s intention to make such nominations must be given to the Secretary of the Company not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual general meeting or, if the date of the annual general meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual general meeting, not later than the seventh day after the date on which notice of such annual general meeting is given.

The Corporate Governance and Nominating Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to the Committee, care of the Secretary of the Company, at the address set forth above. In addition to considering candidates recommended by shareholders, the Committee considers potential candidates recommended by current directors, Company officers, employees and others. As stated in the Company’s Corporate Governance Principles attached as Appendix A to this proxy statement, candidates for Board membership are selected based upon their judgment, character, achievements and experience in matters affecting business and industry.

In order for you to bring other business before a shareholder general meeting, timely notice must be received by the Secretary of the Company within the time limits described above. The notice must include a description of the proposed item, the reasons you believe support your position concerning the item, and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

Dated: April 15, 2004

Appendix A

INGERSOLL-RAND COMPANY LIMITED

CORPORATE GOVERNANCE PRINCIPLES

The following corporate governance principles and the charters of the committees of the Board of Directors of the Company, have been approved by the Board of Directors and provide the framework for the corporate governance of the Company.

Role of the Board of Directors

The Company’s business is managed under the direction of the Board of Directors. The Board delegates to the Chief Executive Officer, and through that individual to other senior management, the authority and responsibility for managing the Company’s business. The Board’s role is to oversee the management and governance of the Company and to monitor senior management’s performance.

Among the Board’s core responsibilities are to:

•	Select individuals for Board membership and evaluate the performance of the Board, Board committees and individual directors.

•	Select, monitor, evaluate and compensate senior management.

•	Assure that management succession planning is adequate.

•	Review and approve significant corporate actions.

•	Review and monitor implementation of management’s strategic plans.

•	Review and approve the Company’s annual operating plans and budgets.

•	Monitor corporate performance and evaluate results compared to the strategic plans and other long-range goals.

•	Review the Company’s financial controls and reporting systems.

•	Review and approve the Company’s financial statements and financial reporting.

•	Review the Company’s ethical standards and legal compliance programs and procedures.

•	Monitor relations with shareholders, employees, and the communities in which the Company operates.

Board Size and Composition

The Board of Directors is comprised of such number of directors as the Board deems appropriate to function efficiently as a body, subject to the Company’s Bye-Laws. The Corporate Governance and Nominating Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Board is made up of a substantial majority of independent, non-employee directors. The Board considers that the Bermuda law requiring two directors to be officers of the Company should be the maximum number of employee directors. The Board establishes principles and procedures to determine whether or not any particular director is independent in accordance with applicable regulations and the requirements of the New York Stock Exchange. The standards currently in effect for determining the independence of individual directors are attached as Exhibit I to these Corporate Governance Principles.

Selection of Directors

Under the Bye-Laws, the Board of Directors has authority to fill vacancies in the Board and to nominate candidates for election by the shareholders. The screening process is done by the Corporate Governance and

Nominating Committee with direct input from the Chairman and CEO and from the other directors. Board candidates are selected for their judgment, character, achievements and experience in matters affecting business and industry. The Corporate Governance and Nominating Committee reviews employment and other relationships of directors to advise the Board that nothing would interfere with the exercise of independent judgment as a director.

Chairman of the Board and CEO

The positions of Chairman of the Board and CEO are held by the same person, except in unusual circumstances. This policy has worked well for the Company. It is the Board’s view that the Company’s corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board of Directors, as well as the Board’s culture of open communication with the CEO and senior management are conducive to Board effectiveness with a combined Chairman and CEO position.

Committees of the Board

The Board of Directors has the following committees: Audit, Compensation, Corporate Governance and Nominating, and Finance. All committees have written, Board-approved charters detailing their responsibilities. Only non-employee directors serve on these committees. Chairpersons and members of these four committees are rotated periodically, as appropriate. At each meeting of the Audit Committee, committee members meet privately with representatives of the Company’s independent auditors, and with the Company vice president responsible for the internal audit function.

The Audit Committee meets at least five times each year, the Compensation and Finance Committees each meet at least four times each year and the Corporate Governance and Nominating Committee meets at least three times each year. Additional committee meetings are called as required.

Board Agenda and Meetings

The Chairman and Chief Executive Officer establishes the agendas for the Board meetings. Each director is free to suggest items for inclusion in the agenda, and each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. Board materials relating to agenda items are provided to Board members in advance of meetings to allow the directors to prepare for discussion of matters at the meeting. The Board reviews and approves the Company’s yearly operating plan and specific financial goals at the start of each year, and the Board monitors performance throughout the year. The Board also reviews the Company’s long-range strategic plan regularly. At an expanded Board meeting once a year, the Board reviews in depth the long-range strategic plan. At the expanded meeting, it also reviews senior management development and succession planning.

Management presentations are made to the Board and its committees regularly on various aspects of the Company’s operations. The directors have unrestricted access to management and corporate staff.

Executive Sessions of Non-employee Directors

The non-employee directors meet privately in executive sessions to review the performance of the CEO and to review recommendations of the Compensation Committee concerning compensation for the employee directors. The non-employee directors also meet as necessary, but at least twice a year, in executive session to consider such matters as they deem appropriate without management being present.

Lead Director

It is the policy of the Board that a Lead Director be appointed annually on a rotating basis from among the independent directors not concurrently serving as a chair of a Board committee. The Lead Director (a) presides at all meetings of the directors at which the Chairman is not present, including executive sessions of the independent directors; (b) serves as a liaison between the Chairman and the independent directors; (c) approves the information sent to the directors; (d) with input from the other independent directors, approves Board meeting agendas and Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; (e) has the authority to call meetings of the independent directors; and (f) is available for direct communication from major shareholders.

Director Orientation and Continuing Education

In order to become familiar with the Company, as well as the functioning of the Board of Directors, newly-appointed directors receive a variety of materials, including a Directors’ Handbook, which provide an overview of the Company, its operations and organization. They are also provided with access to key management personnel to provide additional information, including significant issues currently facing the Company. Management will also maintain a program to keep directors up to date on legal, regulatory and other matters relevant to their positions as directors of a large publicly-held corporation.

Director Compensation and Stock Ownership

The Corporate Governance and Nominating Committee periodically reviews the Board of Directors’ compensation and benefits and compares them with director compensation and benefits at peer companies. It is the Board of Directors’ policy that a significant portion of director compensation is in the form of IR shares or share equivalent units. All directors are expected to invest a minimum of $180,000 in IR shares or share equivalents within three years from the date of their first election to the Board of Directors. It is also the policy of the Board that directors’ fees be the sole compensation received from the Company by any non-employee director.

CEO Performance Evaluation

At the beginning of each year, the CEO presents his performance objectives for the upcoming year to the non-employee directors for their approval. At the end of the year, the non-employee directors then meet privately to discuss the CEO’s performance for the current year against his performance objectives. The non-employee directors use this performance evaluation in the course of their deliberations when considering the compensation of the CEO. The non-employee directors and the CEO then meet to review the CEO’s performance evaluation and compensation.

Chief Executive Officer Succession

The Board of Directors views CEO selection as one of its most important responsibilities. To assist the Board in succession planning, the CEO reports at least annually to the Board providing an assessment of senior managers and their potential to succeed the CEO, either in the event of a sudden emergency or in anticipation of the CEO’s future retirement.

Director Retirement

Each non-employee director must retire at the annual general meeting immediately following his or her 70th birthday. Directors who change the occupation they held when initially elected must offer to resign from the Board. At that time, the Corporate Governance and Nominating Committee reviews the continued appropriateness of Board membership under the new circumstances and makes a recommendation to the Board. Employee directors, including the CEO, must retire from the Board at the time of a change in their status as an officer of the Company, unless the policy is waived by the Board.

Board and Board Committee Performance Evaluation

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Corporate Governance and Nominating Committee assists the Board in evaluating its performance as a whole and the performance of its committees. Each Board committee is also responsible for conducting an annual evaluation of its performance. The effectiveness and contributions of individual directors are considered each time a director stands for renomination.

Board Memberships

The CEO and other members of senior management must seek the approval of the Board (or the Board committee to which this responsibility has been delegated), before accepting outside board memberships with for-profit entities.

Non-employee directors must advise the Chairman of the Board and the Chair of the Corporate Governance and Nominating Committee if they are being considered for election or appointment to a board of directors of another publicly-held company.

Independent Advice

The Board (or with the Board’s approval, a committee of the Board) may seek legal or other expert advice from a source independent of management. Generally, this would be with the knowledge of the CEO.

Code of Conduct

The Company will maintain a code of business conduct and ethics which will articulate for employees, shareholders, customers and suppliers the standards of conduct, including conflicts of interest matters, to which the Company expects to adhere. Directors will also be required to abide by the code of conduct. Any waivers of the conflict of interest requirements of such code in favor of a director or executive officer will be subject to approval by the Board. In the case of the consideration of such a waiver in favor of a director, such director shall not participate in the deliberation or vote relating to such waiver.

Internal Audit Function

The Company will maintain an internal audit function whose head will report directly to the CFO or CEO. The internal audit function is responsible for bringing a systematic, disciplined approach to evaluate the effectiveness of risk management, control and governance processes. Its duties include monitoring the compliance by Company operations with the Company’s internal controls and identifying any deficiencies in the design or operation of such internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data.

Exhibit I

Guidelines for Determining Independence of Directors

(A) A director will not be deemed “independent” if, within the preceding three years: (i) the director was employed by the Company or any of its subsidiaries; (ii) an immediate family member of the director was employed by the Company or any of its subsidiaries as an executive officer; (iii) the director or an immediate family member of the director received more than $100,000 per year in direct compensation (other than director and Board committee fees and pension or other forms of deferred compensation not contingent on continued service as a director from the Company and its subsidiaries), provided, however that for purposes of this subparagraph (iii), compensation received by an immediate family member for service as a non-executive employee of the Company shall not be included in determining a director’s independence; (iv) the director, or an immediate family member of the director, was employed by, or affiliated with, the Company’s independent auditor in a professional capacity; (v) an executive officer of the Company was on the compensation committee of the board of directors of a company that employed the director, or an immediate family member of the director, as an executive officer; or (vi) the director was an executive officer or employee, or has an immediate family member who was an executive officer, of a company or charitable organization having any of the relationships with the Company described in paragraph (B) below.

(B) The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a director is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company in any fiscal year are less than $1 million, or, if greater, less than 2% of the annual revenues of that other company; or (ii) if a director serves as an executive officer or employee, or has an immediate family member who is an executive officer of a charitable organization, and the Company’s discretionary charitable contributions to the organization in the aggregate are less than $1 million or, if greater, less than 2% of that organization’s consolidated gross revenues. (The amount of any “match” of charitable contributions under the Company’s matching gifts program will not be included in calculating the amount of the Company’s contributions for this purpose.) The Board will annually review all commercial and charitable relationships of directors.

(C) For relationships other than those of the types described in (A) and (B), the determination of whether the director has a material relationship with the Company, and therefore may not be independent, will be made in good faith by the directors who satisfy the guidelines set forth in such preceding paragraphs.

(D) For purposes of these guidelines the term “immediate family member” includes an individual’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such individual’s house.

Appendix B

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF INGERSOLL-RAND COMPANY LIMITED

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities to the shareholders and the investment community with respect to its oversight of the:

•	Integrity of the Company’s financial statements, including its accounting policies and financial reporting and disclosure practices.

•	Adequacy of the system of internal controls within the Company to support the financial and business environment.

•	Company’s processes to assure its compliance with all applicable laws, regulations and corporate policy.

•	Qualification and independence of the Company’s independent auditors.

•	Performance of the Company’s internal audit function and independent auditors.

The Committee shall be comprised of three or more directors, each of whom shall be independent and, as determined by the Board consistent with New York Stock Exchange guidelines, free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee.

Each member of the Committee shall be financially literate, defined as being able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment. In addition, at least one member of the Committee shall be a financial expert, as determined by the Board in accordance with applicable regulations and New York Stock Exchange requirements.

No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company.

The Committee shall meet at least five times annually, or more frequently as circumstances dictate. At each of the five regularly scheduled meetings, and at other meetings as necessary, the Committee shall meet with the senior internal auditing executive and the Company’s independent auditors in separate executive sessions to discuss any audit problems or difficulties or any other matters that the Committee or any of the aforementioned believes should be discussed privately.

The Committee shall have the authority to delegate to the Chair of the Committee or a subcommittee any of its responsibilities in this charter, including, in particular, those set forth in paragraphs 4 and 11 below.

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Company will provide for such funding as the Committee deems appropriate for the payment of compensation to the Company’s independent auditors and any special legal accounting or other consultants retained by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall:

1. Review and reassess the adequacy of this Charter annually or more often as conditions dictate, and recommend proposed changes to the Board.

2. Review with management and the independent auditors the Company’s annual audited financial statements prior to their public dissemination, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s critical accounting policies and practices, and alternative treatments within generally accepted accounting principles relating to material items. Such review shall include a discussion of significant issues regarding the accounting and auditing principles and practices (and the resolution of any disagreements between management and the independent auditors), as well as the adequacy of the internal controls and a review of any certifications being issued in respect of such statements by senior executives of the Company.

3. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit or review of the quarterly financial statements as included in the Company’s Forms 10-Q.

4. Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee Chair will review and discuss in advance each quarterly earnings release or provision of earnings guidance. The other Committee members may participate at their option in these discussions.

5. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as recommended by the independent auditors, management or the internal auditing department.

6. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements.

7. Recommend to the Board of Directors the nomination for shareholder approval in accordance with Bermuda law of the independent auditors.

8. Review, at least annually, the qualifications and performance of the independent auditors. In conducting its review and evaluation, the Committee shall obtain and review a report from the independent auditing firm describing (a) the firm’s internal quality control procedures; (b) any material issues raised by the most recent internal quality control or peer review of the firm, or by any inquiry or investigation within the preceding five years by governmental or professional authorities, respecting one or more independent audits carried out by the firm; and (c) any steps taken to deal with any issues raised by such review, inquiry or investigation. Based on such review, and taking into account the opinions of the management and the Company’s senior internal audit executive, the Committee should consider whether there should be a rotation of the lead audit partner or the audit firm itself.

9. Review and discuss with the independent auditors, in order to satisfy itself as to their independence, all relationships that would reasonably be thought to bear on the objectivity and independence of the independent auditors. Ensure the receipt of the independent auditors’ annual independent statement.

10. Review with the independent auditors and financial management of the Company in advance and approve all auditing services to be performed by the independent auditors, including the scope, staffing and, subject to prior delegation from the shareholders, the fees of the independent auditors to be incurred in connection with the proposed audit for the current year and, at the conclusion such audit, review such audit including any comments or recommendations of the independent auditors.

11. Approve in advance, subject to and in accordance with applicable laws and regulations, non-audit services and related fees to be performed by the independent auditors.

12. Discuss with management and the independent auditors the Company’s policies with respect to risk assessment and risk management.

13. Obtain and review periodic reports, at least annually, from management assessing the effectiveness of the Company’s internal controls and procedures for financial reporting, including reports on (a) all significant deficiencies or material weaknesses in the design or operation of internal controls; and (b) any fraud, whether or not material, that involves management or other employees having a significant role in internal controls.

14. Obtain from management annually, as required by law, a report on internal controls, which shall (a) state the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting; and (b) contain management’s assessment, as of the end of the most recent fiscal year, of the effectiveness of the internal control structure and financial reporting procedures.

15. Obtain from the independent auditors an attestation to (and a report on) the assessment made by management in 14 above.

16. Review the Company’s disclosure controls and procedures and management’s assessment of them.

17. Set clear hiring policies for employees or former employees of the independent auditing firm.

18. Review management’s monitoring of compliance with laws, regulations and the Company’s Code of Conduct.

19. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

20. Review with the General Counsel any legal matters, including litigation and regulatory matters, which could have a significant impact on the Company’s financial statements.

21. Review periodically (at least annually) with the senior tax executive all tax matters affecting the Company’s financial performance.

22. Review periodically (at least annually) the internal audit organization and the objectives and scope of the internal audit function and examinations.

23. Review the appointment and replacement of the senior internal auditing executive.

24. Cause to be issued the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual general meeting proxy statement.

25. Report to the Board all significant issues discussed and make recommendations to be acted upon by the Board.

26. Conduct an annual evaluation of the performance of the Committee.

27. Perform any other activities consistent with this Charter, the Company’s Bye-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Appendix C

CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

OF INGERSOLL-RAND COMPANY LIMITED

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors to the shareholders and investment community with respect to the compensation of the Company’s executives.

The Committee shall be comprised of three or more members, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange. Additionally, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

In furtherance of its purpose the Committee shall:

1. Establish the Company’s executive compensation policies.

2. Review the compensation of officers and approve changes in compensation.

3. Approve salary rates, bonuses and all other compensation, including the award of equity-based compensation to all officers. This Committee shall inform the Board of compensation and awards so approved.

4. Review and approve the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance against those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation.

5. Administer the Company’s equity compensation plans. All powers and discretion vested in the Board under these Plans may be exercised by this Committee.

6. Review employee benefit programs and recommend to the Board of Directors proposals for adoption, significant amendment or termination of the Company’s executive incentive compensation plans and equity-based plans as well as its principal pension and welfare plans.

7. Approve the issuance of change of control agreements to employees.

8. Select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains any such consultant, the Committee shall have the sole authority to approve such consultant’s fees and other retention terms.

9. Report to the Board all significant issues discussed and make recommendations to be acted upon by the Board.

10. Issue an annual report to the shareholders as required by the Securities and Exchange Commission for inclusion in the Company’s annual general meeting proxy statement.

11. Conduct an annual evaluation of the Committee’s performance.

12. Perform any other activities consistent with this Charter, the Company’s Bye-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

C-1

Appendix D

CHARTER OF THE CORPORATE GOVERNANCE

AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

OF INGERSOLL-RAND COMPANY LIMITED

The Corporate Governance and Nominating Committee, which will consist of non-employee directors, is responsible for considering and making recommendations to the Board of Directors concerning corporate governance matters by:

•	Identifying individuals qualified to become directors and recommending that the Board of Directors select the candidates for all directorships to be filled by the Board of Directors or by the shareholders.

•	Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company.

•	Otherwise taking a leadership role in shaping the corporate governance of the Company.

In furtherance of such purposes the Committee shall:

1. Consider and review the Company’s corporate governance principles and make recommendations to the Board for changes which the Committee deems appropriate.

2. Consider and recommend the size, functions and needs of the Board in order to ensure that the Board has the requisite expertise and that its membership consists of individuals with sufficiently diverse and independent backgrounds.

3. Review and recommend candidates to fill new positions or vacancies on the Board consistent with the criteria set forth in the Company’s corporate governance principles and such other criteria which the Committee deems appropriate. The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have the sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including the sole authority to approve the fees payable to such search firm and any other terms of retention.

4. Review Board candidates and other proposals recommended by shareholders.

5. Propose director nominees for election or reelection for recommendation by the Board to the shareholders.

6. Consider questions of independence and possible conflicts of interest of members of the Board, as well as executive officers.

7. Review and recommend chairs and members of Board committees, giving consideration to the requirements of the committee charters, the Company’s corporate governance guidelines and such other factors which the Committee deems appropriate.

8. Review and make recommendations on the conduct of Board, committee and shareholder meetings.

9. Review and recommend non-employee director compensation and benefits.

10. Recommend director retirement policies.

11. Nominate individuals for election by the Board as corporate officers.

12. Oversee the evaluation of the performance of the Board of Directors, Board committees and management.

13. Conduct an annual evaluation of the performance of the Committee.

14. Report to the Board all significant issues discussed and make recommendations to be acted upon by the Board.

15. Perform any other activities consistent with this Charter, the Company’s Bye-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

D-1

Appendix E

CHARTER OF THE FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

OF INGERSOLL-RAND COMPANY LIMITED

The Finance Committee is responsible for considering and making recommendations to the Board of Directors on the management of financial resources of the Company and major financial strategies and transactions.

The Finance Committee shall be comprised of three or more directors, each of whom shall be independent and, as determined by the Board consistent with New York Stock Exchange guidelines, free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee.

Each member of the Committee shall be financially literate, defined as being able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment.

The Committee shall meet at least four times annually, or more frequently, as circumstances dictate. At each of the four regularly scheduled meetings and at other meetings as necessary, the Committee will meet with the appropriate senior financial executives. The Committee shall:

1) Consider and approve the Company’s annual financing plan, including its projected financial structure and funding requirements.

2) Consider and recommend for approval by the Board of Directors of a) issuances of equity and/or debt securities; or b) authorizations for other financing transactions, including bank credit facilities.

3) Consider and recommend for approval by the Board of Directors of the Company’s external dividend policy.

4) Consider and approve the Company’s financial risk management policy for foreign exchange, commodities, and interest rate exposures.

5) Consider and approve the Company’s policy for investment of excess cash.

6) Review the performance of trustees and investment managers under the Company’s employee benefit plans, and approve or terminate trustees or investment managers, as appropriate.

7) Conduct an annual evaluation of the performance of the Committee.

8) Report to the Board of Directors all significant issues discussed and make appropriate recommendations to be acted upon by the Board.

9) Perform any other activities consistent with the Charter, the Company’s Bye-Laws, and governing law, as the Committee or the Board deems necessary or appropriate.

E-1

Appendix F

INGERSOLL-RAND COMPANY LIMITED

Amended and Restated

Incentive Stock Plan of 1998

Section 1. Purposes: The purposes of the Plan are (a) to provide additional incentives for Key Employees, by authorizing the payment of bonus or incentive compensation in shares of Common Stock and by encouraging Key Employees to invest in shares of Common Stock, thereby furthering their identity of interest with the interests of the Company’s members, increasing their stake in the future growth and prosperity of the Company and stimulating and sustaining constructive and imaginative thinking, and (b) to enable the Company, by offering incentives comparable to other organizations with which it competes in connection with the employment of senior level individuals, to induce the employment of the most highly-qualified individuals and the continued employment of Key Employees.

Section 2. Definitions: Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

Act: The Securities Exchange Act of 1934, as amended.

Affiliate: Used to indicate a relationship with a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such a specified person.

Associate: Used to indicate a relationship with a specified person, (a) any corporation or organization (other than the Company or a majority-owned Subsidiary of the Company) of which such specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity, (c) any relative or spouse of such specified person, or any relative of such spouse who has the same home as such specified person, or who is a director or officer of the Company or any of its parents or subsidiaries, and (d) any person who is a director, officer or partner of such specified person or of any corporation (other than the Company or any wholly-owned Subsidiary), partnership or other entity which is an Affiliate of such specified person.

Beneficial Owner: As such term is defined by Rule 13d-3 under the Act (or any successor provision at the time in effect); provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any of the Company’s outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.

Board of Directors or Board: The Board of Directors of the Company.

Change in Control of the Company: The occurrence of either of the following:

(a)	any individual, corporation, partnership, group, association or other person or entity, together with its Affiliates and Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries), is or becomes the Beneficial Owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless a majority of the Continuing Directors determines in their sole discretion that, for purposes of the Plan, a Change in Control of the Company has not occurred; or

(b)	the Continuing Directors shall at any time fail to constitute a majority of the members of the Board of Directors.

Notwithstanding any other provision of this Section or any other Section of the Plan to the contrary, none of the transactions contemplated by the Merger Agreement which are undertaken by (i) Ingersoll-Rand Company or its Affiliates prior to or as of the Effective Time or (ii) Ingersoll-Rand Company Limited or its Affiliates on or after the Effective Time shall trigger, constitute or be deemed a Change in Control of the Company.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Committee: Such committee or committees as shall be appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12.

Common Stock: The Class A common shares of the Company, par value $1.00 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of paragraph (a) of Section 10.

Common Stock Equivalents: Such of the rights and benefits of the actual owner of shares of Common Stock as the Committee may determine, including the right to receive dividends and the right to receive the amount of appreciation in value, if any, on such shares of Common Stock from the date the grant of such Common Stock Equivalents becomes effective until they become payable to the holder.

Company: Ingersoll-Rand Company Limited, a Bermuda company.

Continuing Director: A director who either was a member of the Board on January 1, 2002, or who became a member of the Board subsequent to such date and whose election, or nomination for election by the Company’s shareholders, was Duly Approved by the Continuing Directors at the time of such nomination or election, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board in which such person is named as a nominee for director, provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

Disability: Such term as defmed under the pension, retirement or appropriate benefit plan or plans of the Company or a Subsidiary applicable to the Key Employee.

Dividend Equivalents: A right to receive immediately or on a deferred basis, whether or not subject to forfeiture, an amount equivalent to all or part of dividends paid or payable on a share of Common Stock subject to a Stock Incentive.

Duly Approved by the Continuing Directors: An action approved by the vote of at least a majority of the Continuing Directors then on the Board, except, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board if a vote by all of its members were to have been taken, then such term shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board so long as there are at least three Continuing Directors on the Board at the time of such unanimous vote.

Effective Time: The Effective Time as such term is defined in the Merger Agreement.

Fair Market Value: As applied to any date, the mean between the high and low sales prices of a share of Common Stock on such date in New York Stock Exchange Composite Transactions, as reported in The Wall Street Journal or another newspaper of general circulation, or, if no such sales were made on such date, on the next preceding date on which there were such sales so reported. If the Common Stock is not listed or admitted to trading on The New York Stock Exchange, the Fair Market Value of the Common Stock shall be the closing sales price of one share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market of the Common Stock, as reported by the National Association of Securities

Dealers Inc. Automated Quotations system or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices of the Common Stock as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the Fair Market Value shall be determined in good faith by the Continuing Directors.

Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or not, whether discretionary or required to be paid pursuant to an agreement, resolution, arrangement, plan or practice and whether payable currently or on a deferred basis, in cash, Common Stock or other property, awarded by the Company or a Subsidiary.

Key Employee: An employee of the Company or a Subsidiary, including an officer or director who is an employee, who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or such Subsidiary. The granting of a Stock Incentive to an employee pursuant to the Plan shall be deenied a determination that such employee is a Key Employee.

Outside Director: A member of the Board who is not an officer or employee of the Company, a Subsidiary or an Affiliate.

Merger Agreement: That certain Agreement and Plan of Merger among Ingersoll-Rand Company, Ingersoll-Rand Company Limited, and IR Merger Corporation dated as of October 31, 2001, pursuant to which Ingersoll-Rand Company became an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited.

Option: An option to purchase a share of Common Stock.

Plan: The Incentive Stock Plan of 1998 herein set forth as the same may from time to time be amended.

Retirement: The termination of employment with the Company and its subsidiaries at or after the individual in question has attained age 55 and served as such an employee for at least five years.

Stock Appreciation Right: A right to receive a number of shares of Common Stock, or, with the approval of the Committee, cash, in either event based on the increase in the Fair Market Value of the number of shares of Common Stock subject to such right, as set forth in Section 7.

Stock Award: An issuance or transfer of shares of Common Stock at the time a Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future. As provided in Section 5, Stock Awards may be designated as Employment Stock Awards or Performance Stock Awards.

Stock Incentive: A Stock Incentive granted under the Plan in one of the forms provided for in Section 3.

Subsidiary: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

Section 3. Grants of Stock Incentives:

(a) Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant Stock Incentives to, and only to, Key Employees.

(b) Stock Incentives may be granted in the following forms:

(i) a Stock Award, in accordance with Section 5, or

(ii) an Option, in accordance with Section 6, or

(iii) a Stock Appreciation Right, in accordance with Section 7, or

(iv) any combination of the foregoing.

Section 4. Stock Subject to the Plan:

(a) Subject to the provisions of paragraph (b) of this Section 4 and of paragraph (a) of Section 10, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Stock Incentives granted under the Plan shall not exceed 30,000,000 shares of Common Stock. Of the total available Stock Incentives not more than 20% shall be in the form of Stock Awards. No Key Employee shall be granted in the aggregate Stock Incentives (excluding Stock Awards) relating to more than 15% of the aggregate number of shares of Common Stock issuable or transferable under the Plan.

(b) If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Stock Incentive, or, subject to the provisions of paragraph (j) of Section 6 and paragraph (d) of Section 7, for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company or a Subsidiary because of an employee’s failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Company or a Subsidiary, shall no longer be charged against the limitation provided for in paragraph (a) of this Section 4 and may again be made subject to Stock Incentives.

Section 5. Stock Awards: Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

(a) A Stock Award shall be granted only (i) in payment of Incentive Compensation that has been earned or (ii) as Incentive Compensation to be earned.

(b) Shares of Common Stock subject to a Stock Award may be issued or transferred to a Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Committee may provide for the payment or crediting to such Key Employee of Dividend Equivalents. Any amount payable in shares of Common Stock under the terms of a Stock Award may, in the discretion of the Committee, be paid in cash on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

(c) A Stock Award shall contain such terms and conditions as the Committee shall determine with respect to payment or forfeiture of all or any part of the Stock Award upon termination of employment or the occurrence of other circumstances.

(d) A Stock Award shall be subject to such other terms and conditions, including, without limitation, restriction on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written instrument in such form as the Committee shall determine, provided the Stock Award is consistent with the Plan and incorporates it by reference.

(e) All or part of a Stock Award may be designated as an Employment Stock Award, as to which the shares so designated shall only be issued if the Key Employee to whom such Stock Award has been granted meets the employment terms and conditions specified by the Committee at the time such Stock Award is granted.

(f) All or part of a Stock Award may be designated as a Performance Stock Award, as to which the shares so designated shall only be issued if certain pre-established performance goals are met during the term of the grant. The Committee may establish such performance goals in writing at the time the Performance Stock Award is granted or it may establish such goals early in each year during the term of the grant, provided it indicates, at the time of grant, what portion of the Performance Stock Award will be available to be earned each year during the term of the award based on each year’s performance goals. The performance goals established by the Committee may be based, among other factors, upon the attainment of specified earnings per share, return on asset or asset management goals or upon the Company’s total return to shareholder ranking relative to a pre-established comparator group of companies. Shares subject to a Performance Stock Award granted to any individual whose compensation from the Company is covered by Section 162(m) of the Code shall be issued only after the Committee certifies in writing that the performance goals have been met.

Section 6. Options: Stock Incentives in the form of Options shall be subject to the following provisions:

(a) The price per share at which a share subject to an Option may be purchased shall be determined by the Committee, but in no instance shall such price be less than the Fair Market Value of a share of Common Stock on the date such Option is granted.

(b) Each Option shall expire at such time as the Committee may determine on the date such Option is granted, but no later than ten years from the date such Option is granted. The Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years from the date such Option is granted and any such extension shall not be deemed the grant of a new or additional Option for any purpose under the Plan.

(c) The Option may be exercised solely by the person to whom it is granted, except as hereinafter provided in the case of such person’s death or Disability. During the lifetime of the optionee, the Option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

(d) Each optionee must complete twelve months of continuous employment with the Company or Subsidiary, or both, before any part of the Option may be exercised by such optionee (subject to the provisions of paragraph (f) below).

(e) After the completion of the required period of employment, the Option may be exercised, in whole or in part, and from time to time, during the balance of the term of the Option, subject to the terms and conditions specified in the Option or by the Committee.

(f) Unless otherwise determined by the Committee each Option (to the extent then exercisable) shall terminate 90 days after the optionee shall terminate employment with the Company and its Subsidiaries, except that if the optionee shall die or become subject to a Disability while in the employ of the Company or of a Subsidiary, then the Option shall be exercisable within such period as shall be set forth in the Option, by the optionee or by such person or persons as shall have acquired the optionee’s rights under the Option by will or by the laws of descent and distribution, or by the optionee’s guardian, conservator or similar legal representative, but not later than three years after the date of death or Disability. In the event of the Retirement of the optionee, if the optionee shall have completed at least twelve months of continuous employment (or such shorter period as the Committee may determine) then the Option shall be exercisable within such period as shall be set forth in the Option but not later than three years after the date of Retirement (or such longer period as the Committee may determine).

(g) Shares purchased under the Option shall be paid for in full at the time of the exercise of the Option as to such shares upon such terms as the Committee may approve, including cash, secured or unsecured indebtedness, by exchange for other property (including shares of Common Stock), by delivery of irrevocable instructions to a financial institution to deliver promptly to the Company the portion of sale or loan proceeds sufficient to pay the Option exercise price, or otherwise.

(h) The Committee may at any time and from time to time provide for the payment to an optionee of Dividend Equivalents.

(i) Except as otherwise provided in Section 10, in no event will the Committee decrease the price per share at which a share subject to an Option may be purchased after the date of grant or cancel outstanding Options and grant replacement Stock Options or Stock Appreciation Rights with a lower purchase price than that of the replaced Stock Options without first obtaining the approval of the shareholders of the Company.

(j) The Option agreements or Option grants authorized by the Plan may contain such other provisions as the Committee shall deem advisable. Without limiting the foregoing, if so authorized by the Committee and subject to such terms and conditions as are specified in the Option or by the Committee, the Company may, with the consent of the holder of the Option, and at any time or from time to time, cancel all or a portion of the Option then subject to exercise and discharge its obligation in respect of the Option either by payment to the holder of an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, or by the issuance or transfer to the holder of shares of Common Stock with the Fair Market Value at such time or times equal to any such excess, or by a combination of cash and shares. The number of shares of Common Stock subject to the Option, or portion thereof, so cancelled shall, in the event that a payment of money or transfer of shares is made by the Company in respect of such cancellation, be charged against the maximum limitation set forth in paragraph (a) of Section 4 of the Plan.

(k) Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Section 6 to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

Section 7. Stock Appreciation Rights:

(a) Stock Appreciation Rights may be granted in connection with any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of the Option, or may be granted independently of the grant of an Option.

(b) If granted in connection with an Option, Stock Appreciation Rights shall entitle the holder of the related Option, upon surrender of the Option, or any portion thereof, to exercise the Stock Appreciation Rights, to the extent unexercised, and to receive a number of shares of Common Stock, or cash, determined pursuant to paragraph (c) (iii) of this Section 7. Such Option shall, to the extent so surrendered, thereupon cease to be exercisable. If granted independently of an Option, Stock Appreciation Rights shall entitle the holder of the Stock Appreciation Rights to receive a number of shares of Common Stock, or cash, determined pursuant to paragraph (c) (iii) of this Section 7.

(c) Stock Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall from time to time be approved by the Committee:

(i) If granted in connection with an Option, Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable, except that, at the time of granting such Stock Appreciation Rights, the Committee may provide that the period during which such Stock Appreciation Rights may be exercised shall expire prior to the expiration of the period during which the related Option may be exercised. If granted independently of an Option, Stock Appreciation Rights shall be exercisable at such time or times as shall be determined by the Committee at the time of the grant of the Stock Appreciation Rights but, unless otherwise determined by the Committee, in no event later than the date the employment of the holder of the Stock Appreciation Rights shall have terminated other than by reason of death, Disability or Retirement. In the event of termination of employment by reason of death or Disability, Stock Appreciation Rights shall be exercisable for such period as the Committee may specify at the time of granting of the Stock Appreciation Rights, but in no event later than three years after such termination of employment by the holder of the Stock Appreciation Rights or by the beneficiary designated pursuant to paragraph (1) of Section 13, and in the case of Retirement, no later than three years after the date of such Retirement. Unless otherwise determined by the Committee, each Stock Appreciation Right shall terminate if and when the holder thereof shall terminate employment with the Company and its Subsidiaries for reasons other than the death, Disability or Retirement of such holder.

(ii) Stock Appreciation Rights shall in no event be exercisable unless and until the holder of the Stock Appreciation Rights shall have completed at least twelve months of continuous service with the Company or a Subsidiary, or both, immediately following the date upon which the Stock Appreciation Rights shall have been granted.

(iii) Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of shares equal in Fair Market Value on the date of exercise to the amount by which the Fair Market Value of one share of Common Stock on the date of such exercise shall exceed the Fair Market Value of a share of Common Stock on the date of grant of such Stock Appreciation Rights multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised. The Company may determine, by action of the Committee, to settle all or any part of its obligation arising out of an exercise of Stock Appreciation Rights by the payment of cash equal to the aggregate value of shares of Common Stock (or a fraction of a share) that it would otherwise be obligated to deliver under the preceding sentence of this paragraph (c) (iii) of Section 7.

(d) To the extent that Stock Appreciation Rights shall be exercised, an Option in connection with which such Stock Appreciation Rights shall have been granted shall be deemed to have been exercised for the purpose of the maximum limitation set forth in the Plan under which such Option shall have been granted. In the case of Stock Appreciation Rights granted independently of an Option, the number of shares of Common Stock in respect of which such Stock Appreciation Rights shall be exercised shall be charged against the maximum limitation set forth in paragraph (a) of Section 4.

(e) If so directed by the Committee at any time and from time to time, the grant of Stock Appreciation Rights may provide for payment of Dividend Equivalents to the holder of the Stock Appreciation Rights.

(f) Stock Appreciation Rights may provide that, upon exercise of such Stock Appreciation Rights, the shares or cash, as the case may be, which the holder of such Stock Appreciation Rights shall be entitled to receive, shall be distributed or paid in such installments and over such number of years as the Committee may direct, with distribution or payment of each such installment contingent upon continued services of the employee to the Company or a Subsidiary, or both (except for death, Disability, Retirement or termination of employment by the Company or with its consent), to the time for distribution or payment of such installment.

(g) Except as otherwise provided in Section 10, in no event will the Committee, for purposes of a Stock Appreciation Right, decrease the Fair Market Value of a share of Common Stock on the date of grant of a Stock Appreciation Right after the date of grant or cancel outstanding Stock Appreciation Rights and grant replacement Options or Stock Appreciation Rights with a lower Fair Market Value of a share of Common Stock on the date of grant.

Section 8. Dividend Equivalents:

A grant of Dividend Equivalents shall be made subject to such terms and conditions as the Committee may determine, and may be awarded only in connection with a Stock Incentive granted under Section 5, 6 or 7. Dividend Equivalents may be awarded either at the time of grant of a Stock Incentive or at any time thereafter during the term of the Stock Incentive. Dividend Equivalents may be payable or credited either in cash, shares of Common Stock, or in Common Stock Equivalents. If credited in Common Stock or in Common Stock Equivalents, they shall be credited at the Fair Market Value of a share of Common Stock on the day of such crediting. The Committee may provide that any amounts representing dividends earned by Common Stock Equivalents may either be paid currently or credited in cash or in Common Stock or that they may be represented by further Common Stock Equivalents, or any combination thereof. The Committee may provide that when

Common Stock Equivalents shall become payable to the holder, they may be paid in cash or in shares of Common Stock, or a combination of both. To the extent that any payment to the holder with respect to Dividend Equivalents is made in shares of Common Stock, the number of shares of Common Stock used for such payment shall be charged against the maximum limitation set forth in paragraph (a) of Section 4.

Section 9. Outside Directors’ Options:

(a) On the date of the first Board of Directors meeting after each annual general meeting of the shareholders through 2003, each Outside Director shall automatically be granted Options to purchase 2,250 shares of Common Stock. In the event an adjustment is made under the provisions of Section 10 in the outstanding unexercised Options granted to Outside Directors hereunder, a similar adjustment shall be made in the number of Options to be granted to Outside Directors subsequent to the effectiveness of such adjustment. Notwithstanding the foregoing, Options shall not be granted under the Plan to an Outside Director who on the date referred to above in this paragraph (a) of Section 9 is awarded Options under another Incentive Stock Plan of the Company.

(b) The price at which each share of Common Stock covered by Options granted to Outside Directors may be purchased shall be the Fair Market Value of the Common Stock on the date the Options are granted.

(c) Options granted to Outside Directors hereunder shall be fully vested on the date of grant and shall become exercisable on the first anniversary of such date of grant. Such Options may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board and for a period of five years following retirement or resignation, provided that in no event shall any such Option be exercisable more than ten years after the date of grant.

(d) In the event of the death of an Outside Director, the Options shall be exercisable only within the three years next succeeding the date of death, and then only by the executor or administrator of the Outside Director’s estate or by the person or persons to whom the Outside Director’s rights under the Options shall pass by the Outside Director’s will or the laws of descent and distribution, provided that in no event shall the Option be exercisable more than ten years after the date of grant.

(e) Except as expressly provided in this Section 9, Options granted to Outside Directors shall be subject to the terms and conditions of Section 6 regarding the terms of Options and to the other relevant provisions of the Plan.

Section 10. Adjustment and Change in Control Provisions:

(a) In the event that any recapitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation, or new, different or additional shares of other securities of the Company or of another corporation are received by the holders of Common Stock or any distribution is made to the holders of Common Stock other than a cash dividend, (i) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (ii) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (iii) the purchase price to be paid per share under outstanding Options and other Stock Incentives, (iv) the Fair Market Value of a share of Common Stock on the date of grant of outstanding Stock Appreciation Rights, (v) the dates or events upon which Options and Stock Appreciation Rights may be exercised, which may, in appropriate instances, be related to specific dates or events under any of the aforesaid actions, and (vi) the price to be paid per share by the Company or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such share or other securities, shall in each case be equitably adjusted. In addition, the Committee may, in its discretion, make the adjustments described above in this paragraph (a) of Section 10 in the event the Company pays a cash dividend in respect of the Common Stock other than a regular quarterly dividend.

(b) Notwithstanding any other provision of the Plan to the contrary (and notwithstanding any requirement that conditions the receipt of benefits of a Stock Incentive granted hereunder on the completion of a specified period of employment by the holder thereof or on the attainment of certain performance goals by the Company or any group, Subsidiary or division thereof), in the event of a Change in Control of the Company the holders of Stock Incentives outstanding as of the date of the occurrence of the Change in Control of the Company shall have the right to surrender such Stock Incentives within the 60-day period following the occurrence of the Change in Control of the Company and to receive cash as consideration for such surrender in accordance with the following:

(i) A holder of a Stock Award being surrendered shall be entitled to the amount equal to the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control of the Company occurs, multiplied by the number of shares in respect of which the Stock Award shall have been surrendered.

(ii) A holder of Options being surrendered shall be entitled to the amount by which the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control of the Company occurs exceeds the exercise price of one share of Common Stock subject to such Option, multiplied by the number of shares in respect of which the Option shall have been surrendered.

(iii) The holder of Stock Appreciation Rights being surrendered shall be entitled to the amount by which the highest Fair Market Value of one share of Common Stock during the 60 days preceding the date on which the Change in Control occurs exceeds the Fair Market Value of one share of Common Stock on the date of grant of such Stock Appreciation Rights (as adjusted, if applicable under the terms of the Plan), multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been surrendered. Stock Appreciation Rights granted in connection with the grant of Options may be surrendered only if surrendered together with the surrender of the related Options and the holder thereof shall be entitled to the payment described in this subparagraph (iii) only.

(iv) All payments to be made pursuant to this paragraph (b) of Section 10 shall be made within ten days of the delivery of written notice of such surrender by the holder to the Company.

Section 11. Term: The Plan shall be deemed adopted and shall become effective on the date it is approved by the shareholders of the Company. No Stock Incentives shall be granted under the Plan after May 31, 2007.

Section 12. Administration:

(a) The Plan shall be administered by the Committee which shall consist of not less than three directors of the Company designated by the Board; provided, however, that no director shall be designated as or continue to be a member of the Committee, unless such director shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Act (or any successor rule or regulation), (ii) an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder (or any successor provisions, rules or regulations) and (iii) an independent director under the rules of The New York Stock Exchange.

(b) The Committee shall have full authority to act for the Company under the Plan, except the authority to amend or discontinue the Plan, which power shall be solely that of the Board.

(c) The Committee may establish such rules and regulations not inconsistent with the provisions of the Plan as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(d) Any action required or permitted to be taken by the Committee under the Plan shall require the affirmative vote of a majority of all the members of the Committee. The Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all of the members of the Committee, and any such written determination shall be as fully effective as a unanimous vote at a meeting.

(e) Members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

Section 13. General Provisions:

(a) With respect to any shares of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct and, without limiting the generality of the foregoing, provision may be made in the grant of Stock Incentives that shares issued or transferred upon their grant or exercise shall be subject to forfeiture upon failure to comply with conditions and restrictions imposed in the grant of such Stock Incentives.

(b) The Committee may fix a uniform date, within any specified period, either before or after the date so fixed, as of which any exercise of an Option or Stock Appreciation Rights shall be deemed to be effective.

(c) The Committee may, in its discretion, in the event of termination of employment with the consent of the Company or the death, Retirement or Disability of the holder of a Stock Incentive, reduce the period of employment required before such Stock Incentive may be exercised.

(d) In the event of the termination of employment with the consent of the Company of an optionee or a Key Employee who is a holder of Stock Appreciation Rights, other than by death, Retirement or Disability, the Committee may extend the period during which such Options or Stock Appreciation Rights may be exercised after the date of termination of employment but not beyond the expiration date of the term of the Options or Stock Appreciation Rights.

(e) Whether an authorized leave of absence or an absence for military or government service shall constitute termination of employment or interruption of required additional continuous employment for the purpose of the Plan shall be determined by the Committee.

(f) Nothing in the Plan nor in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

(g) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with applicable legal requirements.

(h) No holder of a Stock Incentive (individually or as a member of a group), and no beneficiary or other person claiming under or through such holder, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to such individual.

(i) The Company or a Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provision of the Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Committee takes action to implement such agreement or commitment.

(j) In the case of a grant of a Stock Incentive to any employee of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee, on the date it is delivered by the Subsidiary, or on such other date between such two dates, as the Committee shall specify.

(k) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or Subsidiary determines it is required to withhold in connection with any Stock Incentive.

(1) No Stock Incentive and no rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish, a beneficiary may be designated in respect of a Stock Incentive in the event of the death of the holder of such Stock Incentive and except that if such beneficiary shall be the executor or administrator of the estate of the holder of such Stock Incentive, any rights in respect of such Stock Incentive may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Stock Incentive or, in the case of intestacy, under the laws relating to intestacy. A Stock Incentive shall be exercisable during the lifetime of the holder thereof only by the holder or by the holder’s guardian, conservator or similar legal representative.

(m) Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

(n) The place of administration of the Plan shall conclusively be deemed to be within the State of New Jersey and the validity, construction, interpretation and administration of the Plan and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of New Jersey. Without limiting the generality of the foregoing, the period within which any action must be commenced arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, shall be governed by the laws of the State of New Jersey, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

Section 14. Amendment or Discontinuance of Plan:

(a) The Plan may be amended by the Board at any time; provided, however, that, without the approval of the shareholders of the Company, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of Section 4, (ii) amends the provisions of paragraph (a) of Section 12 with respect to the eligibility of the members of the Committee, (iii) permits any person to be granted a Stock Incentive who is not at the time of such grant a Key Employee or an Outside Director, (iv) amends Section 11 to extend the term of the Plan, or (v) amends this Section 14.

(b) The Board may by resolution adopted by a majority of the entire Board discontinue the Plan.

(c) No amendment or discontinuance of the Plan shall adversely affect any Stock Incentive theretofore granted without the consent of the holder thereof.

APPENDIX G

A M E N D E D   A N D   R E S T A T E D

B Y E – L A W S

O F

I N G E R S O L L – R A N D   C O M P A N Y   L I M I T E D

Adopted                         , 2004

AMENDED AND RESTATED

BYE-LAWS

OF

INGERSOLL-RAND COMPANY LIMITED

A Bermuda Limited Liability Company

INTERPRETATION

1. Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context and not defined in the text, have the following meanings respectively:

(a) “Act” means the Companies Act 1981, as amended from time to time;

(b) “Auditor” includes any individual, general or limited partnership, corporation, firm, association or company (including a limited liability company);

(c) A person is a “beneficial owner” of any shares of the Company:

(i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; and

(ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other person with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of shares or of any material part of the assets of the Company or of it, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the United States Securities Exchange Act of 1934 (or any successor rule or regulation);

(d) “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(e) “Business Combination” means:

(i) any amalgamation, merger or consolidation of the Company or one of its subsidiaries with an Interested Member or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an Interested Member;

(ii) any transfer or other disposition to or with an Interested Member or any affiliate or associate of an Interested Member of all or any material part of the assets of the Company or one of its subsidiaries; and

(iii) any issuance or transfer of shares of the Company upon conversion of or in exchange for the securities or assets of any Interested Member, or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an Interested Member;

(f) “Company” means the company for which these Bye-laws are approved and confirmed;

(g) “Director” means a director of the Company;

(h) “Interested Member” means any Member that:

(i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the voting shares of the Company then in issue; or

(ii) is an affiliate or associate of the Company and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the shares then in issue of the Company. For the purpose of determining whether a Member is an Interested Member, the number of voting shares of the Company then in issue shall include shares deemed to be beneficially owned by such Member, but shall not include any other unissued voting shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(i) “Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

(j) “Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(k) “Officer” means any person appointed by the Board to hold an office in the Company;

(l) “Person” means any individual, general or limited partnership, corporation, firm, association, trust, estate, company (including a limited liability company) or any other entity or organisation or bodies of persons whether corporate or otherwise, including a government, a political subdivision or agency or instrumentality thereof;

(m) “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(n) “Register of Members” means the Register of Members referred to in these Bye-laws;

(o) “Resident Representative” means any person appointed to act as resident representative and includes any deputy or assistant resident representative; and

(p) “Secretary” means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary.

(2) In these Bye-laws, where not inconsistent with the context:

(a) words denoting the plural number include the singular number and vice versa;

(b) words denoting the masculine gender include the feminine gender;

(c) the word:

(i) “may” shall be construed as permissive;

(ii) “shall” shall be construed as imperative; and

(d) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include cable, telex, telecopier, facsimile, printing, computer generated email, lithography, photography and other modes of representing words in legible and non-transitory form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2. Board of Directors

The business of the Company shall be managed by the Board.

3. Management of the Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, expressly required to be exercised by the Company in general meeting, subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pay all expenses incurred in promoting and organising the Company.

4. Power to Authorise Specific Actions

The Board may from time to time and at any time authorise any person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

5. Power to Appoint Attorney

The Board, or any duly authorised committee, may from time to time and at any time by power of attorney appoint any person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

6. Power to Delegate to a Committee

(1) The Board may delegate any or all of its powers to a committee or committees appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them; provided that a committee appointed by the Board shall not have the power to set its or its members’ remuneration. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

(2) The Board, by the affirmative vote of a majority of the entire Board, may appoint from their number an executive committee of which committee a majority of committee members shall constitute a quorum; and to such extent as shall be provided in these Bye-laws and as may be permitted by law, such committee shall have and may exercise any or all of the powers of the Board.

(3) The Board, by the affirmative vote of a majority of the entire Board, may appoint any other standing committees and such standing committees shall have and may exercise such powers as may be conferred and authorised by these Bye-laws or by the Board and as may be permitted by law.

(4) Each committee of the Board shall keep complete, accurate minutes and records of all actions taken by such committee, prepare such minutes and records in a timely fashion and promptly distribute all such minutes and records to each member of the Board at the meeting of the Board next ensuing.

7. Power to Appoint and Dismiss Employees

The Board may appoint, suspend or remove any Officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties. Nothing contained in this Bye-law shall be construed to limit the Officers or any other Company official from being able to exercise these same powers to the extent they are duly authorised to do so.

8. Power to Borrow and Charge Property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property, or any part thereof, and may issue debentures, debenture shares and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party. Nothing contained in this Bye-law shall be construed to limit the Officers or any other Company official from being able to exercise these same powers to the extent they are duly authorised to do so.

9. Exercise of Power to Purchase Shares of or Discontinue the Company

(1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

(2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

10. Election of Directors

(1) The Board shall consist of not less than three and not more than twenty Directors or such number in excess thereof as the Members may from time to time determine. The initial Directors shall be elected or appointed at the statutory meeting of the Company and thereafter, except in the case of casual vacancy, Directors shall be elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. Any general meeting may authorise the Board to fill any vacancy left unfilled at a general meeting. The number of Directors to be elected at any time within the minimum and maximum limitations specified herein shall be determined from time to time by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Board then in office. Any vacancy on the Board within the minimum and maximum limitations specified in this Bye-law may be filled by a majority of the Board then in office; provided that a quorum is present. During the existence of a vacancy on the Board the remaining Directors shall have full power to act; provided that a quorum is present. The holders of Class A Common Shares (as defined hereinafter) shall be entitled at all meetings of the Members at which Directors are elected to one vote for each such share held by them as described in this Bye-Law. The holders of Class B Common Shares (as defined hereinafter) shall not be entitled to vote for the election of Directors. At all elections of Directors each holder of Class A Common Shares shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast at a general meeting, multiplied by the number of Directors to be elected, and such holder may cast all such votes for a single Director, or may distribute them among the number to be voted for or any two or more Directors as such holder may see fit.

(2) The Board shall be divided as equally as may be possible into three classes, each of which shall consist of such number as these Bye-laws may from time to time provide. Initially, the Directors of the first class shall be elected for a term of one year or until the first annual general meeting, the Directors of the second class shall be elected for a term of two years or until the second annual meeting, and the Directors of the third class shall be elected for a term of three years or until the third annual meeting. At each annual election thereafter, the successors of the Directors of the class whose term expires in that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire each year.

(3) If the number of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. In case of any increase in the number of Directors of any class or classes within the minimum and maximum limitations specified in Bye-law 10(1) causing a casual vacancy, additional Directors may be elected by the Board to fill such casual vacancy, but any such Director so elected shall hold office only until the next succeeding annual general meeting of Members and until his or her successor shall have been elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

(4) Directors may be removed without cause only upon the affirmative vote of the holders of at least 80% of the shares of the Company entitled to vote for the election of Directors. Directors may be removed for cause only upon the affirmative vote of the holders of at least 66 2/3% of the shares of the Company entitled to vote for the election of Directors; provided that any meeting convened and held to consider the removal of a Director shall be convened and held in accordance with Bye-law 12.

(5) Notwithstanding subparagraph (1) of this Bye-law, any Member entitled to vote for the election of Directors at a meeting or to express a consent in writing without a meeting may nominate a person or persons for election as a Director only if written notice of such Member’s intent to make such nomination is given to the Secretary of the Company, either by personal delivery, mail or facsimile not later than (a) with respect to an election to be held at an annual general meeting of Members, 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting of Members occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual general meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to Members and (b) in the case of any Member who wishes to nominate a person or persons for election as a Director pursuant to consents in writing by Members without a meeting (to the extent election by such consents is permitted under applicable law and these Bye-laws), 60 days in advance of the date on which materials soliciting such consents are first mailed to Members or, if no such materials are required to be mailed under applicable law, 60 days in advance of the date on which the first such consent in writing is executed. Each such notice shall set forth the name and address of the Member who intends to make the nomination and of the person or persons to be nominated for election as a Director, a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting or to express such consent in writing and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to execute such a consent in writing to elect such person or persons as a Director, a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations for election as a Director are to be made by the Member, such other information regarding each nominee proposed by such Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission if such nominee had been nominated, or was intended to be nominated, for election as a Director by the Board, and the consent of each nominee to serve as a Director if so elected. The Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

11. Defects in Appointment of Directors

All bona fide acts taken at any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

12. Removal of Directors

(1) Subject to Bye-law 10(4) and any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director; provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than fourteen days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy in accordance with Bye-law 13.

13. Vacancies on the Board

(1) Subject to any requirements of these Bye-laws with respect to the filling of vacancies among additional Directors elected by a class or classes of shares, if the office of any Director becomes vacant, the remaining Directors may, by a majority vote, elect a successor who shall hold office until the next succeeding annual general meeting of the Members and until his or her successor shall have been elected and qualified.

(2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board pursuant to Bye-law 15, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3) The office of Director shall be vacated if the Director:

(a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his or her creditors generally;

(c) is or becomes of unsound mind or dies; or

(d) resigns his or her office by notice in writing to the Company.

14. Notice of Meetings of the Board

(1) Notice of a regular meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by mail, courier service, cable, telex, telecopier, facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose at least two days before the proposed date of the meeting, but a failure of the Secretary to send such notice shall not invalidate any proceedings of the Board at such meeting.

(2) Notice of a special meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by mail at least two days before the proposed date of the meeting, or given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by mail, courier service, cable, telex, telecopier facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form, at such Director’s last known address or any other address given by such Director to the Company for this purpose at least one day before the proposed date of the meeting, but such notice may be waived by any Director. At any special meeting at which every Director shall be present, even without notice, any business may be transacted.

15. Quorum at Meetings of the Board

The quorum necessary for the transaction of business at all meetings of the Board shall be a majority of the Directors then in office. If at any meeting of the Board there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice.

16. Meetings of the Board

(1) Regular meetings of the Board shall be held at such times and intervals as the Board may from time to time determine.

(2) Special meetings of the Board shall be held on the requisition of the Chairman, if one is appointed, the Deputy Chairman, if one is appointed, the President, or by 33 1/3% of the Directors then in office.

(3) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(4) Unless a greater number is expressly required by law or these Bye-laws, the affirmative votes of a majority of the votes cast by the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board or a committee thereof, as appropriate. At any time that these Bye-laws provide that Directors elected by the holders of a class or series of shares shall have more or less than one vote per Director on any matter, every reference in these Bye-laws to a majority or other proportion of Directors shall refer to a majority or other proportion of the votes of such Directors.

17. Unanimous Written Resolutions of Directors

A resolution in writing signed by all the Directors then in office, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

18. Contracts and Disclosure of Directors’ Interests

(1) Any Director, or any firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director; provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, the Director concerned may be counted in the quorum at such meeting and, unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested ~~and may be counted in the quorum at such meeting~~.

(4) Any contract or other transaction to which the Company or any subsidiary of the Company is a party and in which one or more Directors has a direct or indirect interest that is material to such Director or Directors shall be authorized, approved, or ratified by affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; provided that no such contract or other transaction shall be void or voidable solely by reason of such interest, or solely because such Director or Directors are present at the meeting of the Board or committee which authorizes or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if any one of the following is true: (A) the contract or other transaction is fair and reasonable as to the Company or the subsidiary of the Company at the time it is authorized, approved or ratified; or (B) the fact of the interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (C) the fact of the interest is disclosed or known to the Members, and they authorize, approve or ratify the contract or transaction.

19. Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board from time to time. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally; provided that nothing contained herein shall be construed to preclude any Director from serving the Company in any other capacity or receiving compensation therefor.

OFFICERS

20. Officers of the Company

The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, such additional Vice Presidents or Deputy Chairmen as the Board may from time to time determine, a Secretary and such additional Officers, including a Chief Executive Officer, as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws. A person may hold any number of offices simultaneously; provided that the same person may not hold the offices of President and Vice President, or Chairman and Deputy Chairman, simultaneously.

21. Appointment and Authority of Officers

(1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors. Any vacancy arising in the position of President or Chairman shall be filled by the Board at such time and in such manner as the Board shall determine. Such Vice President or Deputy Chairman shall have such duties and responsibilities as provided in these Bye-laws or as may be determined by the Board from time to time.

(2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time. The Chief Executive Officer shall have the authority to appoint and remove assistant officers (who shall not be deemed to be Officers for the purposes of these Bye-laws) with such authority as the Chief Executive Officer shall deem appropriate.

22. Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

23. Chairman of Meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if one is appointed, or, in the absence of a Chairman, the Deputy Chairman, if one is appointed, or, in the absence of the Deputy Chairman, the President, shall act as chairman at any general meeting, or in the absence of any of the foregoing Officers, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

24. Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

25. Obligations of Board to Keep Minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

26. Indemnification of Directors and Officers of the Company

(1) The Company shall indemnify any person who was, is or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was a Director or Officer of the Company or (b) while a Director or Officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, general or limited partnership, firm, association, trust, estate, company (including a limited liability company) or any other entity or organisation or employee benefit plan or other enterprise, to the fullest extent permitted under Bermuda law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any Director or Officer who is elected and accepts the position of Director or Officer of the Company or elects to continue to serve as a Director or Officer of the Company while this Bye-law is in effect. Any repeal or amendment of this Bye-law shall be prospective only and shall not limit the rights of any such Director or Officer or the obligations of the Company with respect to any claim arising from or related to the services of such Director or Officer in any of the foregoing capacities prior to any such repeal or amendment to this Bye-law. Such right shall include the right to be paid by the Company expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Bermuda law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the Director or Officer is not entitled to be indemnified under this Bye-law or otherwise. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Bermuda law, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the

Board or any committee thereof, independent legal counsel or Members) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Company (including the Board or any committee thereof, independent legal counsel or Members) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

Except as otherwise provided in this subparagraph (1), the Company shall be required to indemnify a Director or Officer in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorised by the Board.

(2) The Company may additionally indemnify any employee or agent of the Company to the fullest extent permitted by law.

(3) The rights conferred on any person indemnified by this Bye-law shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Memorandum of Association of the Company, these Bye-laws, agreement, vote of the Members or disinterested Directors or otherwise.

(4) The Company’s obligation, if any, to indemnify or to advance expenses to any person indemnified who was or is serving at its request as a Director or Officer or otherwise of another person described in subparagraph (1) shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other person.

(5) This Bye-law shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than persons authorised for indemnification under this Bye-law when and as authorised by appropriate corporate action.

(6) The indemnity provided by this Bye-law 26 shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

(7) “Proceeding,” for purposes of this Bye-law 26, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

(8) Each Member agrees to exempt a Director or Officer from any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

27. Annual General Meeting

(1) The annual general meeting of the Company shall be held in each year other than the year of organisation at such time and place as the Board shall appoint. ~~At least five days notice~~Notice of such meeting shall be given to each Member not less than five nor more than sixty days prior to such meeting stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

(2) At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any Member entitled to vote at such meeting who complies with the procedures set forth in this Bye-law. Any Member entitled to vote at such meeting may propose business to be included in the agenda of such meeting only if written notice of such Member’s intent is given to the Secretary of the Company, either by personal delivery or mail or by facsimile, not later than 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting of Members occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to Members. A Member’s notice to the Secretary shall set forth in writing as to each matter such Member proposes to bring before the annual general meeting (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and address, as they appear on the Company’s books, of the Members proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the Member and (d) any material interest of the Member in such business. Notwithstanding anything in these Bye-laws to the contrary, no business shall be conducted at an annual general meeting except in accordance with the procedures set forth in this subparagraph. The Officer of the Company or other person presiding at the annual general meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this subparagraph, and, if such Officer or other person should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

28. Special General Meetings

The Chairman, if one is appointed, the President or the Board by vote of a majority of the Board may convene a special general meeting of the Company whenever in its judgement such a meeting is necessary~~, upon~~. Notice of such meeting shall be given to each Member not less than five ~~days’ notice which shall state~~nor more than sixty days prior to such meeting stating the date, time, place and the nature of the business to be considered at the meeting. Special general meetings may be held at such place as may from time to time be designated by the Board and stated in the notice of the meeting. In any special general meeting of the Company only such business shall be conducted as is set forth in the notice thereof.

29. Accidental Omission of Notice of General Meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

30. Meeting Called on Requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right to vote in general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply; provided that for any question proposed for consideration at any such special general meeting to be approved shall require the affirmative vote of the holders of not less than 66 2/3% of the shares entitled to vote thereon.

31. Short Notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting and (ii) a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

32. Postponement of Meetings

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law 30 of these Bye-laws); provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

33. Quorum for General Meeting

(1) In any general meeting of the Company, except as otherwise expressly required by the Act or by these Bye-laws, two or more persons present in person and representing in person or by proxy a majority of the shares then in issue entitled to vote at any meeting shall form a quorum for the transaction of business; provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business in any general meeting of the Company held during such time. If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these Bye-laws for an annual general meeting, a majority in interest of the Members present, in person or by proxy, may adjourn from time to time without notice other than announcement at the meeting until the holders of the amount of shares requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

(2) Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the presence in person or by proxy of the holders of record of the shares of such class or series entitled to cast a majority of the votes thereon shall constitute a quorum for the transaction of such specified item of business.

34. Adjournment of Meetings

The chairman of a general meeting may, with the consent of a majority of the Members, in any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

35. Attendance at Meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

36. Unanimous Written Resolutions of Members

(1) Subject to subparagraph (6), any action which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in a general or special meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6) This Bye-law shall not apply to:

(a) a resolution passed pursuant to Section 89(5) of the Act; or

(b) a resolution passed for the purpose of removing a Director before the expiration of his or her term of office under these Bye-laws.

37. Attendance of Directors

The Directors of the Company shall be entitled to receive notice of, and to attend and be heard in any general meeting.

38. Presiding Officer at Meetings

At all meetings of Members, unless otherwise determined by the Board, the Chairman, if one is appointed, or, in the absence of a Chairman, the Deputy Chairman, if one is appointed, or, in the absence of the Deputy Chairman, the President, shall preside and the Secretary shall act as secretary of the meeting.

39. Voting at Meetings

Except as otherwise expressly required by the Act or these Bye-laws, any question proposed for the consideration of the Members at any general meeting at which a quorum is in attendance shall be decided by the affirmative vote of a majority of the votes cast by ballot by the Members in person or by proxy appointed by instrument in writing subscribed by such Member or by his or her duly authorised attorney and delivered to the chairman of the meeting. In the case of an equality of votes the resolution shall fail. Directors shall be elected as set forth in Bye-law 10.

Without limiting the generality of the foregoing, any ~~matter which relates to the~~ amalgamation, merger or consolidation of the Company with another entity or the sale, lease or exchange of all or substantially all of the assets of the Company shall, except as otherwise expressly provided in these Bye-laws, require the approval of Members by way of an affirmative vote of a majority of the votes cast ~~in order to be approved. In the case of an equality of votes the resolution shall fail. Directors shall be elected as set forth in Bye-law 10.~~by the Members in person or by proxy appointed by instrument in writing subscribed by such Member or by his or her duly authorised attorney and delivered to the chairman of the meeting. Prior to any votes being cast in connection with such resolutions, the chairman of the meeting may demand a poll which shall be by way of ballot.

40. Seniority of Joint Holders Voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

41. Instrument of Proxy

The instrument appointing a proxy shall be in writing in the form as may be prescribed by the Board from time to time, under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

42. Representation of Corporations at Meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote in general meetings on behalf of a corporation that is a Member.

SHARE CAPITAL AND SHARES

43. Authorised Share Capital

(1) The authorised share capital of the Company is US$1,175,010,000, consisting of (1) 1,175,000,000 common shares of the par value of US$1.00 per share, which common shares consist of (a) 600,000,000 Class A common shares (“Class A Common Shares”) and 575,000,000 Class B common shares (“Class B Common Shares”), and (2) 10,000,000 preference shares of the par value of US$0.001 per share (“Preference Shares”), with any series of Preference Shares being designated from time to time pursuant to subparagraph (4) of this Bye-law.

(2) Subject to these Bye-laws, the holders of Class A Common Shares shall:

(a) subject to Bye-law 43(3)(b), be entitled to such dividends as the Board may, in its discretion, from time to time declare and pay out of funds legally available for the payment of dividends;

(b) in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, after payment in full has been made to the holders of the Preference Shares of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, be entitled to receive ratably any and all surplus assets remaining to be paid or distributed;

(c) subject to any required Preference Share class votes, be entitled to one vote per Class A Common Share held by them and shall vote together as a single class on all matters submitted to a vote of the Members with the holders of (i) Preference Shares (but only to the extent the holders of Preference Shares shall be entitled to vote with respect to the applicable series of Preference Shares or under the Act) and (ii) Class B Common Shares (but only to the extent the holders of Class B Common Shares shall be entitled to vote under the Act);

(d) generally be entitled to enjoy all of the rights attaching to Class A Common Shares; and

(e) not be entitled to any preemptive or preferential rights to subscribe for or purchase any shares of any class or series of shares of the Company, now or hereafter authorised, or any series convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised.

(3) Subject to these Bye-laws, the holders of Class B Common Shares shall have all of the rights of the holders of Class A Common Shares, except that:

(a) the holders of Class B Common Shares shall not be entitled to vote, except as to matters for which the Act specifically requires voting rights for otherwise nonvoting shares;

(b) if a dividend or other distribution in cash, shares or other property is declared or paid on Class A Common Shares, a like dividend or other distribution in kind and amount shall also be declared and paid on Class B Common Shares;

(c) the holders of Class B Common Shares shall have the right to convert their shares into Class A Common Shares on a one-for-one basis in the following circumstances:

(i) to satisfy the obligations of the Company or its subsidiaries or affiliated companies to issue Class A Common Shares with regard to the exercise of share options, grants or purchases of shares pursuant to share incentive plans, employee share purchase plans, dividend reinvestment plans or other stock-based compensation, retirement or deferred compensation plans sponsored by the Company or its subsidiaries or affiliated companies; or

(ii) as consideration for any acquisition of stock or assets of a third party;

(d) in the event of the transfer of Class B Common Shares to any person other than a wholly-owned, direct or indirect, subsidiary of the Company, Class B Common Shares so transferred shall automatically be converted into Class A Common Shares on a one-for-one basis, subject to adjustment for share divisions or other recapitalization events; and

(e) the holders of Class B Common Shares shall have the right upon written notice to require the Company, subject to Section 42A of the Act, to purchase for cash the number of Class B Common Shares stated in such notice at the fair market value per Class A Common Share on the date of such notice. Any such purchase shall be settled within 180 calendar days of the day such notice is given and shall include simple interest from the date of the notice to but not including the payment date at a rate equal to the prime rate charged by the Chase Manhattan Bank or its successor. For purposes of this paragraph, the fair market value per Class A Common Share, as of any date, means the average of the high and low sales prices of a Class A Common Share as reported on the New York Stock Exchange composite tape on the applicable date, or if no sales of Class A Common Shares were made on the New York Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the most recent preceding day on which sales of Class A Common Shares were made. No dividends shall be declared on any Class B Common Shares for which notice has been given under this paragraph.

(4) The Board is empowered to cause the Preference Shares to be issued from time to time as shares of one or more series of Preference Shares, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board is expressly authorised to fix:

(a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(b) the rate of dividends payable on shares of such series, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(c) the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(d) the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

(e) the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

(f) the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

(g) the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors of the Company in case of dividend arrearages or other specified events, or upon other matters;

(h) whether or not the holders of shares of such series, as such, shall have any preemptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;

(i) whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series; and

(j) such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Bermuda as in effect at the time of the creation of such series.

(5) Subject to these Bye-laws and except to the extent otherwise provided for in a series of Preference Shares in its designation, the Preference Shares shall be of equal rank and be identical in all respects. The Board is authorised to change the designations, rights, preferences and limitations of any series of Preference Shares theretofore established, no shares of which have been issued.

44. Power to Issue Shares

(1) Subject to these Bye-laws and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may from time to time prescribe.

(2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(3) Unless otherwise permitted by law, the Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

45. Variation of Rights, Alteration of Share Capital and Purchase of Shares of the Company

(1) Subject to the provisions of Sections 42 and 43 of the Act and except as otherwise expressly set forth in these Bye-laws, any Preference Shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

(2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of 75% of the shares then in issue of that class or with the sanction of a resolution passed by a majority of the votes cast in a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

46. Registered Holder of Shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by direct deposit to the bank account designated by the Member for such purpose and cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

47. Death of a Joint Holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall, subject to Bye-law 58, recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

48. Certificated or Uncertificated Shares

(1) The shares of the Company may be issued in certificated or uncertificated form. The Board shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of such certificated or uncertificated shares of the Company.

(2) Promptly after uncertificated shares have been registered as issued, the Company or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such shares are a part, the number of shares registered, the date of registration and such other information as may be required or appropriate.

REGISTER OF MEMBERS

49. Contents of Register of Members

(1) The Board shall cause to be kept in one or more books a Register of its Members and shall enter therein the particulars required by the Act which are as follows:

(a) the name and address of each Member, the number and, where appropriate, the class or series of shares held by such Member and the amount paid on such shares;

(b) the date on which each person was entered in the Register as a Member; and

(c) the date on which any person ceased to be a Member.

(2) Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a registration office in connection therewith.

50. Inspection of Register of Members

The Register of Members and, if applicable, any branch register of Members shall be open to inspection at the registered office of the Company and, if applicable, any registration office, on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members and, if applicable, any branch register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

51. Transactions with Interested Members

(1) The Company may not engage, at any time, in any Business Combination with any Interested Member unless the Business Combination receives the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares of the Company entitled to vote, considered for the purposes of this provision as one class.

(2) Interested Member status of a Member is determined as of the date of any action taken by the Board with respect to such transaction or as of any record date for the determination of Members entitled to notice and to vote with respect thereto or immediately prior to the consummation of such transaction. Any determination made in good faith by the Board, on the basis of information at the time available to it, as to whether any person is an Interested Member, shall be conclusive and binding for all purposes of these Bye-laws.

(3) The provisions of subparagraph (1) of this Bye-law shall not apply to (a) any Business Combination with an Interested Member that has been approved by the Board or (b) any agreement for the amalgamation, merger or consolidation of any subsidiary of the Company with the Company or with another subsidiary of the Company if (i) the provisions of this subparagraph shall not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (ii) the holders of greater than 50% of the voting power of the Company or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

52. Record Dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a) determining the Members entitled to receive any dividend; and

(b) determining the Members entitled to receive notice of and to vote in any general meeting of the Company~~.~~; provided, that such record date shall not be more than sixty days before the date of such dividend or such general meeting, as the case may be.

53. Scrutineers

(1) One or more scrutineers may be appointed by the Board to act at any meeting of Members, or, if the Board fails to act, the chairman of the meeting may appoint a scrutineer or scrutineers. A scrutineer may or may not be a Member, but shall not be a candidate for the office of Director.

(2) The scrutineer or scrutineers shall determine the number of shares then in issue and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members.

(3) Each scrutineer, before entering upon the discharge of the duties described in Bye-law 53(2), shall be sworn faithfully to execute the duties of a scrutineer at such meeting with strict impartiality, and according to the best of such person’s ability.

TRANSFER OF SHARES

54. Instrument of Transfer

An instrument of transfer shall be in the form as may be prescribed by the Board from time to time. The Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

55. Restriction on Transfer

(1) The Board shall refuse to register the transfer of a share unless such transfer is in accordance with the Bye-laws and all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

(2) If the Board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

56. Transfers by Joint Holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

57. Representative of Deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder (as set forth in Bye-law 58), shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

58. Registration on Death or Bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Company may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form as may be prescribed by the Board. On the presentation thereof to the Company, accompanied by such evidence as the Company may require to prove the title of the transferor, the transferee shall be registered as a Member but the Company shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

59. Dividend Entitlement of Transferee

A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share. However, the Company may determine to withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of these Bye-laws being met, such a person may vote at meetings.

DIVIDENDS AND OTHER DISTRIBUTIONS

60. Declaration of Dividends by the Board

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them or the class or series of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

CAPITALISATION

61. Issue of Bonus Shares

The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

ACCOUNTS AND FINANCIAL STATEMENTS

62. Records of Account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

63. Fiscal Year

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

64. Financial Statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

65. Appointment of Auditor

Subject to Section 88 of the Act, in the annual general meeting or in a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

66. Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

67. Vacation of Office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

68. Access to Books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

69. Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting pursuant to Bye-law 64.

(3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

70. Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form.

SEAL OF THE COMPANY

71. The Seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

72. Manner in Which Seal is to be Affixed

The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose; provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the organisation documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

73. Winding-up/Distribution by Liquidator

If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

74. Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

*    *    *    *    *    *

DIRECTIONS TO THE MEETING

Ingersoll-Rand Company

800 Beaty Street

Davidson, North Carolina

•	From Charlotte, NC

Take I-77 North to Exit 30. Turn right and proceed approximately  1/2 mile to Beaty Street; turn left and proceed approximately  1/2 mile to IR campus on your left.

•	From Statesville, NC

Take I-77 South to Exit 30. Turn left and proceed approximately  1/2 mile to Beaty Street; turn left and proceed approximately  1/2 mile to IR campus on your left.

•	From Greensboro, Raleigh, Durham, or Chapel Hill, NC

Take I-85 South to I-40 West. In Statesville take I-77 South. Travel approximately 20 miles to Exit 30. Turn left and proceed approximately  1/2 mile to Beaty Street; turn left and proceed approximately  1/2 mile to IR campus on your left.

•	From Atlanta, GA

Take I-85 North to Charlotte. Take I-77 North and proceed to Exit 30. Turn right and proceed approximately  1/2 mile to Beaty Street; turn left and proceed approximately  1/2 mile to IR campus on your left.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET TELEPHONE MAIL

https://www.proxyvotenow.com/irc 1-866-246-8472

• Go to the website address listed • Use any touch-tone telephone. • Mark, sign and date your proxy card.

OR OR

above. • Have your proxy card ready. • Detach your proxy card.

• Have your proxy card ready. • Follow the simple recorded • Return your proxy card in the

• Follow the simple instructions that instructions. postage-paid envelope provided. appear on your computer screen.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

1-866-246-8472

CALL TOLL-FREE TO VOTE

t DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE t

MARK, SIGN, DATE AND RETURN x THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE. Votes must be indicated (x) in Black or Blue ink.

FOR AGAINST ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES, A VOTE FOR

PROPOSALS 2, 3 AND 4 AND A VOTE AGAINST PROPOSALS 5, 6 AND 7. 2. Adoption of Amended and Restated Incentive Stock x x x

1. Election of the following nominees as Directors Plan of 1998.

3. Approval of Amended and Restated Bye-laws.

FOR WITHHOLD x x x ALL x FOR ALL x *EXCEPTIONS x

4. Appointment of independent auditors and x x x Nominees: 01—P. C. Godsoe, 02—C. J. Horner, 03—O. R. Smith authorization of Board of Directors to fix the auditors’ remuneration.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK

THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.) 5. Shareholder proposal to declassify the x x x

Board of Directors. *Exceptions

To cumulate votes as to a particular nominee(s) as explained in the Proxy Statement, indicate in 6. Shareholder proposal to change the Company’s x x x the space provided below the names and number of votes to be given to such nominee(s) jurisdiction of incorporation.

Cumulate

7. Shareholder proposal to require the separation of the x x x Chief Executive Officer and the Chair of the Board.

S C A N L I N E

Votes must be indicated (X) in black or blue ink as in this example.

Date Share Owner sign here Co-Owner sign here

4505

IF YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE BRING, IN ADDITION

TO THIS ADMISSION TICKET, A PROPER FORM OF IDENTIFICATION.

ADMISSION TICKET

INGERSOLL-RAND COMPANY LIMITED

ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 2, 2004 11:00 A.M.

INGERSOLL-RAND COMPANY

800 BEATY STREET DAVIDSON, NORTH CAROLINA

THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER AND ONE GUEST.

PLEASE SEE THE INSIDE BACK COVER OF THE PROXY STATEMENT FOR DIRECTIONS.

NOTE: VIDEO, STILL PHOTOGRAPHY AND RECORDING DEVICES ARE NOT PERMITTED AT THE ANNUAL GENERAL MEETING. YOUR COOPERATION IS APPRECIATED.

INGERSOLL-RAND COMPANY LIMITED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR 2004 ANNUAL

GENERAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints HERBERT L. HENKEL, TIMOTHY R. MCLEVISH AND PATRICIA NACHTIGAL, or any of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all Class A Common Shares of Ingersoll-Rand Company Limited (the “Company”) which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at 800 Beaty Street, Davidson, North Carolina, on Wednesday, June 2, 2004, at 11:00 A.M., or at any adjournments thereof, with all the powers the undersigned would possess, including cumulative voting rights, if then and there personally present, upon the matters described in the Notice of Annual General Meeting of Shareholders and Proxy Statement, dated April 15, 2004, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY SPECIFICATIONS ARE MADE ABOVE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND AGAINST ITEMS 5, 6 AND 7.

This card also constitutes your voting instructions with respect to shares held in accounts under the Ingersoll-

Rand Company Employee Savings Plan and similar plans INGERSOLL-RAND COMPANY LIMITED of Ingersoll-Rand Company and its subsidiaries. P.O. BOX 11266 NEW YORK, N.Y. 10203-0266 To change your address, please mark this box. x

To include any comments, please mark this box. x

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.